RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF MARCH 31, 2016 AND FOR THE THREE

MONTH PERIOD THEN ENDED

PRESENTED WITH COMPARATIVE FIGURES

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
BLL	Bodega Loma La Lata S.A.
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CIESA	Compañía de inversiones de energía S.A.
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CPB	Central Piedra Buena S.A.
CTG	Central Térmica Güemes S.A.
CTLL	Central Térmica Loma La Lata S.A.
CYCSA	Comunicación y Consumos S.A.
EASA	Electricidad Argentina S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
Edesur	Empresa Distribuidora Sur S.A.
ENRE	National Regulatory Authority of Electricity
FO	Fuel Oil
FOCEDE	Fund works of consolidation and expansion of electrical distribution
FONINVEMEM	Fund for Investments required to increase the electric power supply in the WEM
FOTAE	Works Administration Trust Transport for Electricity Supply
FRD	Flow for debt repayment
Foundation	Pampa Energía Foundation committed to education
GO	Gas Oil
Greenwind	Greenwind Argentina S.A.
HI	Hydroelectric
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
HRP	Hours Power Compensation

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
IAS	International Accounting Standards
ICBC	Industrial and Commercial Bank of China (Argentina) S.A.
IEASA	IEASA S.A.
IFRS	International Financial Reporting Standards
INDISA	Inversora Diamante S.A.
INNISA	Inversora Nihuiles S.A.
IPB	Inversora Piedra Buena S.A.
LVFVD	Sales Liquidations with Maturity Date to be Defined
MEyM	Ministry of Energy and Mining
MMC	Cost Monitoring Mechanism
Orígenes Retiro	Orígenes Seguros de Retiro S.A.
Orígenes Vida	Orígenes Seguro de Vida S.A.
PACOSA	Pampa Comercializadora S.A.
PEPASA	Petrolera Pampa S.A.
PEPCA	PEPCA S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
PP II	Pampa Participaciones II S.A.
PYSSA	Préstamos y Servicios S.A.
RTI	Tariff Structure Review
SACME	Centro de Movimiento de Energía S.A.
Salaverri, Dellatorre, Burgio & Wetzler	Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil
SADI	Argentine Interconnection System
SE	Secretary of Energy / Secretary of Electric Energy
SSETTyDEE	Subsecretaría de Energía Térmica, Transporte y Distribución de Energía Eléctrica

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
TG	Gas turbine
TGS	Transportadora de Gas del Sur S.A.
The Company / Group	Pampa Energía S.A. and its subsidiaries
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.
TV	Steam turbine
VAT	Value Added Tax
VCP	Short-term securities

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of March 31, 2016

presented with comparative figures

(In Argentine Pesos (“$”) – unless otherwise stated)

	Note	03.31.2016	12.31.2015
ASSETS
NON CURRENT ASSETS
Investments in joint ventures	8	188,407,914	223,918,951
Investments in associates	9	-	123,237,325
Property, plant and equipment	10	15,541,556,994	14,508,403,073
Intangible assets	11	727,354,460	734,167,886
Biological assets		1,843,463	1,853,667
Financial assets at fair value through profit and loss	12	70,630	2,578,182,705
Deferred tax assets	13	324,528,989	52,279,953
Trade and other receivables	14	1,315,341,798	1,228,528,576
Total non current assets		18,099,104,248	19,450,572,136

CURRENT ASSETS
Biological assets		-	245,361
Inventories		228,714,428	225,462,790
Financial assets at fair value through profit and loss	12	3,917,640,664	4,081,019,508
Derivative financial instruments		18,222,590	197,150
Trade and other receivables	14	5,490,675,387	4,875,514,245
Cash and cash equivalents		898,313,162	516,597,918
Total current assets		10,553,566,231	9,699,036,972
Assets classified as held for sale	33	2,885,119,824	-
Total assets		31,537,790,303	29,149,609,108

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

 (Continuation)

	Note	03.31.2016	12.31.2015
SHAREHOLDERS´ EQUITY
Share capital	15	1,695,859,459	1,695,859,459
Additional paid-in capital and other reserve		1,231,483,268	1,231,483,268
Legal reserve		51,462,158	51,462,158
Voluntary reserve		977,780,998	977,780,998
Retained earnings		3,672,687,778	3,065,089,423
Other comprehensive loss		(31,086,202)	(31,086,202)
Equity attributable to owners of the company		7,598,187,459	6,990,589,104
Non-controlling interest		1,455,969,624	1,390,609,148
Total equity		9,054,157,083	8,381,198,252

LIABILITIES
NON CURRENT LIABILITIES
Trade and other payables	16	3,360,680,376	2,698,769,957
Borrowings	17	7,311,445,107	6,684,746,241
Deferred revenue		167,389,041	153,815,820
Salaries and social security payable		84,792,106	80,039,338
Defined benefit plans		276,286,639	264,454,859
Deferred tax liabilities	13	628,537,842	591,588,053
Income tax and minimum notional income tax provision		560,410,998	271,767,729
Taxes payable		133,559,355	127,538,023
Provisions	18	366,698,243	313,778,975
Total non current liabilities		12,889,799,707	11,186,498,995

CURRENT LIABILITIES
Trade and other payables	16	6,629,884,470	6,652,485,409
Borrowings	17	1,564,962,545	1,307,662,872
Deferred revenue		763,684	763,684
Salaries and social security payable		713,513,040	886,967,815
Defined benefit plans		53,070,323	46,089,380
Income tax and minimum notional income tax provision		161,756,462	138,949,721
Taxes payable		371,966,586	460,320,004
Derivative financial instruments		-	18,081,410
Provisions	18	97,916,403	70,591,566
Total current liabilities		9,593,833,513	9,581,911,861
Total liabilities		22,483,633,220	20,768,410,856
Total liabilities and equity		31,537,790,303	29,149,609,108

The accompanying notes are an integral part of these restated unaudited condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the three-month period ended March 31, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

	Note	03.31.2016	03.31.2015

Revenue	19	4,226,730,175	1,678,016,816
Cost of sales	20	(3,278,902,668)	(1,555,412,742)
Gross profit		947,827,507	122,604,074

Selling expenses	21	(341,869,445)	(192,870,532)
Administrative expenses	22	(451,866,400)	(247,006,162)
Other operating income	23	453,801,799	93,254,817
Other operating expenses	23	(182,667,158)	(94,029,393)
Share of (loss) profit of joint ventures	8	(30,594,766)	3,548,527
Share of (loss) profit of associates	9	(2,653,210)	1,841,249
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15		391,978,327	(312,657,420)
Income recognition on account of the RTI - SE Resolution No. 32/15		431,047,279	1,333,877,372
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes		81,511,835	186,595,975
Operating income		904,537,441	1,207,815,927

Financial income	24	98,983,054	56,886,677
Financial expenses	24	(646,445,498)	(339,793,108)
Other financial results	24	409,096,305	556,257,531
Financial results, net		(138,366,139)	273,351,100
Profit before income tax		766,171,302	1,481,167,027

Income tax and minimun national income tax		(93,212,471)	(319,195,902)
Profit of the year		672,958,831	1,161,971,125

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Remeasurements related to defined benefit plans		-	409,389
Income tax		-	(143,286)
Other comprehensive income (loss) of the period		-	266,103
Comprehensive income of the period		672,958,831	1,162,237,228

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME (LOSS)

 (Continuation)

	Note	03.31.2016	03.31.2015
Total profit of the period attributable to:
Owners of the company		607,598,355	901,943,430
Non - controlling interest		65,360,476	260,027,695
		672,958,831	1,161,971,125

Total comprehensive income (loss) of the period attributable to:
Owners of the company		607,598,355	902,178,272
Non - controlling interest		65,360,476	260,058,956
		672,958,831	1,162,237,228

Earnings per share attributable to the equity holders of the company during the period
Basic earnings per share	25	0.3583	0.6862
Diluted earnings per share	25	0.3583	0.5807

             The accompanying notes are an integral part of these restated unaudited condensed interim financial statements.

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the three-month period ended March 31, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company		Retained earnings						Non-controlling interest	Total equity
	Share capital	Additional paid-in capital and other reserves	Legal reserve	Voluntary reserve	Reserve for directors’ options	Other comprehensive (loss) income	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2014	1,314,310,895	342,984,871	14,304,190	271,779,611	266,060,067	(32,191,096)	743,159,355	2,920,407,893	633,431,122	3,553,839,015

Profit for the three months	-	-	-	-	-	-	901,943,430	901,943,430	260,027,695	1,161,971,125
Other comprehensive profit for the three months period	-	-	-	-	-	234,842	-	234,842	31,261	266,103
Comprehensive profit for the three months period	-	-	-	-	-	234,842	901,943,430	902,178,272	260,058,956	1,162,237,228

Balance as of March 31, 2015	1,314,310,895	342,984,871	14,304,190	271,779,611	266,060,067	(31,956,254)	1,645,102,785	3,822,586,165	893,490,078	4,716,076,243

Constitution of legal reserve - Shareholders’ meeting 04.30.2015	-	-	37,157,968	-	-	-	(37,157,968)	-	-	-
Constitution of voluntary reserve - Shareholders’ meeting 04.30.2015	-	-	-	706,001,387	-	-	(706,001,387)	-	-	-
Issuance of shares on exercise of stock options	381,548,564	883,272,106	-	-	(266,060,067)	-	-	998,760,603	-	998,760,603
Dividends attributables to non-controlling interest	-	-	-	-	-	-	-	-	(26,092,252)	(26,092,252)
Sale of interest in subsidiaries	-	5,226,291	-	-	-	-	-	5,226,291	513,178	5,739,469
Profit for the nine months	-	-	-	-	-	-	2,163,145,993	2,163,145,993	523,706,896	2,686,852,889
Other comprehensive loss for the nine months period	-	-	-	-	-	870,052	-	870,052	(1,008,752)	(138,700)
Comprehensive (loss) profit	-	-	-	-	-	870,052	2,163,145,993	2,164,016,045	522,698,144	2,686,714,189

Balance as of December 31, 2015	1,695,859,459	1,231,483,268	51,462,158	977,780,998	-	(31,086,202)	3,065,089,423	6,990,589,104	1,390,609,148	8,381,198,252

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

(Continuation)

	Attributable to owners
	Equity holders of the company		Retained earnings					Non-controlling interest	Total equity
	Share capital	Additional paid-in capital and other reserves	Legal reserve	Voluntary reserve	Other comprehensive (loss) income	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2015	1,695,859,459	1,231,483,268	51,462,158	977,780,998	(31,086,202)	3,065,089,423	6,990,589,104	1,390,609,148	8,381,198,252
Profit for the three months period	-	-	-	-	-	607,598,355	607,598,355	65,360,476	672,958,831
Comprehensive profit for the three months period	-	-	-	-	-	607,598,355	607,598,355	65,360,476	672,958,831

Balance as of March 31, 2016	1,695,859,459	1,231,483,268	51,462,158	977,780,998	(31,086,202)	3,672,687,778	7,598,187,459	1,455,969,624	9,054,157,083

The accompanying notes are an integral part of these restated unaudited condensed interim financial statements.

RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the three-month period ended March 31, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

		03.31.2016	03.31.2015
	Note		(restated)
Cash flows from operating activities:
Total profit for the period		672,958,831	1,161,971,125
Adjustments to reconcile net profit to cash flows generated by operating activities:
Income tax and minimum notional income tax		93,212,471	319,195,902
Accrued interest		542,249,573	271,361,814
Depreciations and amortizations	20, 21 and 22	268,418,392	133,775,951
Constitution (Recovery) of accruals, net	21 and 23	17,602,342	1,686,428
Constitution of provisions, net	23	60,122,422	21,229,015
Share of (loss) profit of joint ventures and associates	8 and 9	33,247,976	(5,389,776)
Accrual of defined benefit plans	20, 21 and 22	28,534,285	32,130,892
Net foreign currency exchange difference	24	118,201,473	87,000,520
Result from measurement at present value	24	(1,423,781)	(14,200,204)
Changes in the fair value of financial instruments		(553,148,798)	(630,650,534)
Result from repurchase of corporate bonds	24	(42,405)	-
Results from property, plant and equipment sale and decreases	23	1,109,326	333,811
Consumption of materials		2,881,661	1,221,484
Revenue recognition from CAMMESA finance		-	(4,350,625)
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes		(81,511,835)	(186,595,975)
Income recognition on account of the RTI - Res. SE No. 32/15		-	(464,803,241)
Provision for decommissioning of wells	24	31,295,085	1,592,687
Compensation agreements	21, 22 and 23	99,855,146	34,565,420
Other expenses FOCEDE	23	13,974,887	8,733,299
Other financial results		3,243,116	2,463,516
Other		(699,174)	155,513

Changes in operating assets and liabilities:
Increase in trade receivables and other receivables		(228,983,736)	(273,523,633)
Increase in inventories		(3,251,637)	(14,772,530)
Decrease (Increase) in biological assets		245,361	(237,299)
Decrease in trade and other payables		(1,024,559,763)	(467,751,701)
Increase in deferred income		13,764,142	13,947,147
Decrease in salaries and social security payable		(168,702,008)	(142,671,915)
Decrease in defined benefit plans		(9,721,566)	(14,203,495)
Decrease in taxes payable		(108,011,404)	(27,411,898)
Decrease in provisions		(11,217,049)	(5,048,099)
Income tax and minimum notional income tax paid		(128,648)	(398,470)
Funds obtained from PUREE (SE Resolution No. 1037/07)		-	25,612,143
Proceeds from (Payments of) derivative financial instruments		96,619,821	(24,069,570)
Subtotal before variations of accounts payable with CAMMESA		(93,865,494)	(159,102,298)
Increase in account payable with CAMMESA in distribution		267,350,948	760,289,105
Net cash generated by operating activities		173,485,454	601,186,807

RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS (Continuation)

		03.31.2016	03.31.2015
	Note		(restated)
Cash flows from investing activities:
Purchases of property, plant and equipment		(763,972,183)	(586,313,064)
Purchases of financial assets at fair value		(26,234,505)	(36,015,620)
Proceeds from property, plant and equipment sale		-	33,760
Proceeds from financial assets sale and amortization		120,563,648	137,319,240
Proceeds from financial assets' interest		933,716	31,362
Dividends received		6,819,571	-
Loans granted		(2,457,931)	-
Proceeds from guarantee deposits		-	218,153,735
Recovery (Subscription) of investment funds, net		770,214,719	(774,206,733)
Capital contribution in joint ventures		-	(475,000)
Net cash generated by (used in) investing activities		105,867,035	(1,041,472,320)

Cash flows from financing activities:
Proceeds from borrowings		1,060,424,955	824,989,006
Payment of borrowings		(732,661,108)	(469,169,536)
Payment of borrowings' interests		(275,848,362)	(114,494,001)
Payment for repurchase of own debt		(4,474,547)	-
Proceeds from Salaries mutuum		-	166,816,000
Net cash geterated by financing activities		47,440,938	408,141,469

Increase (Decrease) in cash and cash equivalent		326,793,427	(32,144,044)

Cash and cash equivalents at the beginning of the year		516,597,918	335,234,106
Foreign currency exchange difference generated by cash and cash equivalents		54,921,817	3,898,896
Increase (Decrease) in cash and cash equivalent		326,793,427	(32,144,044)
Cash and cash equivalents at the end of the period		898,313,162	306,988,958

Significant Non-cash transactions:
Acquisition of property, plant and equipment through an increase in trade payables		(379,735,410)	(227,572,706)
Borrowing costs capitalized in property, plant and equipment		(155,143,126)	(71,382,330)
Increase from offsetting of PUREE-related liability against receivables (SE Res. No. 250/13, subsequent Notes and SE Res. 32/15)		-	10,618,797
Decrease from offsetting of liability with CAMMESA for electricity purchases against receivables (SE Res. No. 250/13, subsequent Notes and SE Res. 32/15)		-	(196,905,603)
Decrease in borrowings through offsetting with trade receivables		(16,320,606)	(23,445,272)
Increase in asset retirement obligation provision		-	(9,004,290)
Amounts received from CAMMESA through FOCEDE		-	477,827,000
(Constitution) Recovery of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss		180,982,008	-
Reclassification of assets classified as held for sale to property, plant and equipment		2,885,119,824	-
Decrease from offsetting liability with CAMMESA from loans for consumption (mutuums) granted for higher salary costs (SE Res. No. 32/15)		-	(447,438,252)

The accompanying notes are an integral part of these restated unaudited condensed interim financial statements.

 NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the three-month period ended March 31, 2016

presented with comparative figures

(in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: GENERAL INFORMATION

The Company is an integrated electricity company which, through its subsidiaries and joint ventures, is engaged in of the electricity generation, transmission and distribution in Argentina.

In the generation business, the Company has an installed capacity of approximately 2,204 MW, representing approximately 6.6% of Argentina's installed capacity, which, with the future addition of a 105 MW expansion developed by its subsidiaries, will amount to 2,309 Mw, thus reaching 6.9% of Argentina's installed capacity.

In the transmission business, the Company jointly controls Citelec, which is the controlling company of Transener, that performs the operation and maintenance of the high-tension transmission network in Argentina which covers more than 14,500 km of lines of its own, and 6,200 km of lines of Transba. Both companies together carry 90% of the electricity in Argentina.

In the distribution business, the Company, through Edenor, the largest electricity distributor in Argentina, distributes electricity to over 2.8 million customers throughout the northern region of Buenos Aires City and northwest of Greater Buenos Aires.

In the oil and gas business, the Company controls PEPASA, a company established in 2009 for oil and gas production and exploration in Argentina, with operations in 5 areas and 114 productive wells.

In other business, the Company conducts financial investment operations and it keeps investments in other companies that have complementary activities.

Restatement of Financial Statements

The Company has restated these unaudited consolidated financial statements to correct an error in the presentation of the cash inflows related to a financial assistance program granted by the Argentine Government to its subsidiary Edenor, through various loan agreements for the consumption and assignment of secured receivables, in order to pay the higher salary costs and also to cover the insufficiency of the funds deriving from the FOCEDE (the “loans for investments and salaries”).

This restatement follows the conclusion of discussions of Edenor with the Staff of the U.S. Securities and Exchange Commission regarding the Staff’s comments relating to the presentation in the statement of cash flows of the financial assistance received from the Argentine Government through the loans for investments and salaries, as explained in Note 2.3.1.8 of the restated consolidated financial statement as of December 31, 2015.

As a result of these discussions, the Company has restated the presentation of the cash inflows related to these agreements, placing more relevance on the fact that these agreements were instrumented as loans and not on the underlying reasons for these agreements, which was to provide an alternative source of cash inflows in the lack of increases in tariffs and review of the concession contract for the last 15 years.

 NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

(in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

Accordingly, the Company’s statements of cash flows for the three months period ended March 31, 2015 have been restated to present the cash inflows related to such agreements within financing activities in the statement of cash flows, instead of operating activities as previously presented. Also, the increase in the balances of Edenor’s loans with CAMMESA for funds received by the FOCEDE for the three months period ended March 31, 2015 have been restated and are now presented as non-cash financing transactions in the supplementary disclosures to the statement of cash flows instead of operating activities as previously disclosed.

The restatement, which is treated as the correction of an error under accounting rules, impacts only the statement of cash flows for the three months period ended March 31, 2015.

As a result of the restatement, cash flows from operating activities have decreased by $ 166.8 million in 2015, with a corresponding increase for such amounts in the cash flows from financing activities. Of such amount, $ 166.8 million in 2015, did not result in future cash outflows, as they were offset with the grant received under SE Resolution N° 32/15, and disclosed as non-cash transactions under the “Decrease from offsetting liability with CAMMESA from loans for consumption (mutuums) granted for higher salary cost (SE Res. N° 32/15)” heading in the supplementary disclosures to the unaudited condensed interim Statement of Cash Flows for the three-month period ended March 31, 2015. Also, the amounts of $ 477.8 million in 2015, is now disclosed as non-cash transaction under the “Amounts received from CAMMESA through FOCEDE” heading in the supplementary disclosures to the unaudited condensed interim statement of cash flows.

There are no impacts in the unaudited consolidated condensed interim statements of financial position, comprehensive income, or equity, nor in the basic and diluted earnings per share for profit attributable to the owners of the parent.

Following the restatement, these Restated unaudited condensed interim Financial Statements for the three-month period ended March 31, 2016 and 2015 of the Company have been approved and authorized for issue by the Board of Directors on July 26, 2016.

The effect of the restatement on the previously issued unaudited consolidated condensed interim statement of cash flows for the three-month periods ended March 31, 2015 is as follows:

(All amounts in Pesos)	2015	2015		2015
	(as reported)	(adjustment)		(restated)
Cash flow from operating activities	768,002,807	(166,816,000)	(1)	601,186,807
Cash flow from financing activities	241,325,469	166,816,000	(1)	408,141,469
Non cash transactions
Amounts received from CAMMESA through FOCEDE	-	477,827,000	(2)	477,827,000
Decrease from offsetting liability with CAMMESA from loans for consumption (mutuums) granted for higher salary costs (SE Res. No. 32/15)	-	(447,438,252)	(3)	(447,438,252)

 NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

(in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

(1)       Corresponds to loans for salaries and were disclosed in the statement of cash flows under the heading “Increase in account payable and loans (MUTUUM) with CAMMESA in distribution”. See Note 2.3.1.8 of the restated consolidated financial statement as of December 31, 2015.

(2)       Corresponds to loans for investments. See Note 2.3.1.8 of the restated consolidated financial statement as of December 31, 2015.

(3)       Corresponds to the grant received under SE Resolution N° 32/15, issued on March 11, 2015 establishing the offsetting of the CAMMESA loans for salaries (2014 and 2015) with this grant. See Note 2.3.1.9 of the restated consolidated financial statement as of December 31, 2015.

NOTE 2: REGULATORY FRAMEWORK

The main regulatory provisions affecting the electricity market and the activities of the company have been detailed in the financial statements for the year ended December 31, 2015, with the exception of the changes stated below.

As a result of the energetic emergency, the MEyM has passed several resolutions. ENRE Resolutions No. 01/16 and 2/16, among other measures, established new seasonal electricity prices in the WEM and provided for their inclusion in the Distributors' tariff scheme, as well as for the implementation of a social tariff scheme and the reduction in such seasonal prices for certain tariff categories. Edenor and Edesur's new tariff schemes were approved through ENRE Resolutions No. 1/16 and 2/16.

Later on, pursuant to SE Resolution No. 41/16, the 2016 Winter Seasonal Programming was approved, keeping the values approved in the Summer Seasonal Reprogramming (ENRE Resolution No. 1/16).

2.1          Generation

State of Emergency in the National Electricity Sector – New Seasonal Prices

In December 2015, the National Government issued Executive Order No. 134/15 declaring a state of emergency in the electrical sector until December 31, 2017 and instructing the MEyM to adopt the necessary measures regarding the generation, transportation and distribution of electric power within the national jurisdiction to improve the quality of the supply and to guarantee the operation of the utility.

SE Resolution No. 22/16 – Update of the Remuneration Scheme implemented by SE Resolution No. 95/13 and previously updated by SE Resolutions No. 529/14 and No. 482/15

On March 30, 2016, SE Resolution No. 22/16 was passed, which abrogated Schedules I, II, III, IV, V, VI and VII of SE Resolution No. 482/15 (which in turn amended SE Resolutions No. 95/13 and 529/14) and provided for a retroactive updating —as from the economic transactions for the month of February, 2016— of the remuneration values for fixed and variable costs and for non-recurring maintenance works (the "Maintenance Remuneration”).

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

The remuneration scheme update comprises the following:

        i.            Fixed Costs Remuneration:

Classification or technology and scale	$/MW-hrp
TG units with power (P) > 50 Mw	108.8
TV units with power (P) < 100 Mw	180.9
TV units with power (P) > 100 Mw	129.2
HI units with power (P) ≤ 50 Mw	299.2
HI units with power (P) between 120 Mw and 300 Mw	107.8

Pursuant to SE Resolution No. 22/16, hydroelectric power plants operating and maintaining control structures in river courses (such as derivation channels or compensation reservoirs) and not having an associated hydroelectric power plant should consider a 1.20 increase factor for the remuneration of fixed costs in the plant at the headwaters.

      ii.                  Variable Costs Remuneration:

Classification or technology and scale	Operating with:
	Natural Gas	FO/GO Hydrocarbons
	$/MWh
TG units with power (P) > 50 Mw	46.3	81.1
TV units with power (P) < 100 Mw	46.3	81.1
TV units with power (P) > 100 Mw	46.3	81.1

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Hydroelectric Units	$/MWh
HI units with power (P) ≤ 50 Mw	36.7
HI units with power (P) between 120 Mw and 300 Mw	36.7

In the case of pumping hydroelectric power plants, both the power generated and the power used for pumping should be considered.

      iii.                  Maintenance Remuneration:

Classification or technology and scale	$/MWh
TG units with power (P) > 50 Mw	45.1
TV units with power (P) < 100 Mw	45.1
TV units with power (P) > 100 Mw	45.1
HI units with power (P) ≤ 50 Mw	16
HI units with power (P) between 120 Mw and 300 Mw	16

Receivables from WEM generators

As of March 31, 2016 and December 31, 2015, the Company, through its generation subsidiaries, holds receivables with CAMMESA which, at nominal value, together with accrued interest, amount to a total $ 1,121.8 million and $ 1,016 million, with an estimated recoverable value of $ 1,058.4 million and $ 978 million, respectively. Below its integration are detailed.

a.       LVFVDs pursuant to SE Resolution No. 406/03 2004-2006. They have been assigned to FONINVEMEM in the amount of $ 48.7 million and $ 51.2 million including interest, and their estimated recoverable value amounts to $ 42.9 million and $ 44.5 million, respectively.

b.       LVFVDs pursuant to SE Resolution No. 406/03 2008-2011. They have been allocated to the “2014 Agreement” in the amount of $ 532.2 million and $482.5 million, including interest, equivalent to their estimated recovery value.

c.        LVFVDs pursuant to SE Resolution No. 406/03 2012-2013 and SE Resolution No. 95/13 2013-2015. These have been allocated to the “2014 Agreement” in the amount of $ 416.7 million and $ 403.2 million including interest, and their estimated recoverable value amounts to $ 386 million and $ 371.9 million, respectively. LVFVDs under the SE Resolution No. 95/13 Trust accrued during fiscal year 2016 in the amount of $ 26.9 million have not been recognized as income due to the uncertainty of their collection, as the investment projects to be financed with such LVFVDs are subject to approval by the SE. Therefore, they will be recognized as income for the period in which the project approval is verified and up to the amounts approved by the SE.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

d.       LVFVDs for Maintenance Remuneration in the amount of $ 97.3 million and $ 79.1 million, respectively, bound to cancel the funding approved by the SE previously authorized for maintenance work. They have been valued at their nominal value plus interest, net of partial advances received under CAMMESA funding, except in the case of HIDISA and HINISA, which are subject to approval by the SE and, therefore, these Companies have decided to recognize this remuneration as income for the period in which the approval for the maintenance is verified, until reaching the amounts approved by the SE.

Regarding the 2015-2018 FONINVEMEM Resources, as at the date hereof, generating subsidiaries have advanced in the study of projects seeking to obtain, with the prior SE approval, the automatic allocation of specific contributions which as of March 31, 2016 amount to $ 108,2 million. However, the change in administration in December 2015 prevented the execution of such agreements. Revenues from the 2015-2018 FONINVEMEM Remuneration will be recognized from the approval of the investment projects and with allocation of the specific contributions.

SE Resolution No. 21/16: Call to companies interested in offering new generation capacity

As a result of the state of emergency in the National Electricity Sector, the SE issued Resolution No. 21/16 calling for parties interested in offering new thermal electric power generation capacity with the commitment to making it available through the WEM for the following periods: 2016/2017 summer; ii) 2017 winter, and iii) 2017/2018 summer.

The terms for the call were established in SE Note No. 161/16. The conditions applicable to the generation capacity to be offered include: i) a minimum 40 MW power; ii) each generating unit should have a minimum 10MW power; and iii) the equipment should have double fuel consumption capacity (with certain exceptions).

The offeror should file its offer through two envelopes (a technical and an economic proposal). The economic proposal should provide for a Fixed Price (US$/MW-month) and a Variable Price (not associated with fuel, in US$/MWh).

Successful bidders should enter into a “wholesale demand agreement” with CAMMESA on behalf of the distributors and with GUME.

As at the issuance of these Condensed Interim Financial Statements, the Company is analyzing the conditions of the call for a possible participation.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

New measures promoting projects in renewable energies

In the month of October 2015, Act No. 27,191 was passed (regulated by Executive Order No. 531/2016) amending Act No. 26,190 on the promotion of renewable sources of energy. Among other measures, it provided that by December 31, 2025, 20% of the total demand for energy in Argentina should be covered with renewable sources of energy. To meet such objectives, it provides that the GUME and CAMMESA should cover 8% of their demand with such sources by December 31, 2017. Such percentage will increase every two years until reaching such objective. The agreements entered into with Large Users and Distributors' Large-scale users will not have an average price exceeding US$ 113/MWh.

Additionally, it provides for several measures promoting for the construction of projects for the generation of energy from renewable sources, including tax benefits (advance VAT reimbursement, accelerated depreciation in income tax, import duty exemptions, etc.) and the creation of a fund for the development of renewable energies destined, among other objectives, to the granting of loans and capital contributions to the financing of such projects.

2.2          Distribution

a)       Tariff Structure Review

By means of MEyM Resolution No. 7/16, SE Resolution 32/15 was repealed and the ENRE was instructed to adopt measures, within its field of competence, to conclude the RTI before December 31, 2016.

On April 1, 2016, the ENRE issued Resolution No. 55/16, which approves the program for the Review of the distribution tariff for the current year, establishing the criteria and methodologies for both the RTI process and the compensation and penalty system, together with a tentative schedule with a detail of the work plan to be submitted.

As mentioned in the financial statements as of December 31, 2015, in Edenor’s opinion, the RTI must include, in addition to the definitive Electricity Rate Schedules, a review of costs, the required quality levels and other rights and obligations that would lead to an updated Concession Agreement, which, in turn, must provide for the definitive treatment to be given to all those issues, about which a decision is still pending, resulting from the non-compliance with the Adjustment Agreement, including the remaining balances and other effects caused by the partial measures adopted. These issues, among other, are the following:

i)           the treatment to be given to the remaining balances of the amounts received for the fulfillment of the Investment plan through the Loans for consumption (Mutuums) granted to cover the insufficiency of the funds deriving from the FOCEDE;

ii)         the conditions for the settlement of the balance outstanding with CAMMESA at the date of issuance of Resolution 32/15, for which purpose Edenor has submitted a payment plan;

iii)        the termination and liquidation of the FOCEDE in order to reach an agreement on the transfer thereof to the trustee and beneficiary.

iv)       the treatment to be given to the Penalties and Discounts determined prior and subsequent to the signing of the Adjustment Agreement.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

b)         Penalties

The ENRE is empowered to control the quality levels of the technical product and service, the commercial service and the compliance with public safety regulations, as stipulated in the Concession Agreement. If the Distribution Company fails to comply with the obligations assumed, the ENRE will be entitled to apply the penalties stipulated in the aforementioned Agreement.

By means of ENRE Note No. 120,151, which establishes the new criterion to calculate penalties, the Company is informed of the payment in Argentine pesos of the penalties stated in kWh.

In those cases in which a penalty is imposed due to a deficiency in the quality of the  commercial or technical service product, public safety or any non-compliance with the concession agreement, the kWh values must be applied to the calculation of the penalty amount, with average rate, cost of non-supplied electricity or any other economic parameter that could have been defined for such purposes, being the value in effect at the last day of the six-month period or analyzed period in which the event to be penalized is detected, with the increases recorded in the remuneration as a result of the increases and adjustments granted as of that date. The resulting amount will accrue interest at the 30-day lending rate of Banco Nación Argentina from such date to the date on which the customer’s account is effectively credited.

Based on these guidelines, as of March 31, 2016, Edenor adjusted the penalties accrued and not yet issued based on ENRE Note No. 120,151, by applying the lending rate of Banco Nación Argentina to the amounts determined on the basis of the electricity rate effectively paid by customers at the end of the six-month period in which the penalizable event occurred. This caused an increase in the recorded liability of $ 129 million.

Additionally, considering the aforementioned ENRE Note, Edenor is evaluating with the regulatory authority the scope of the provisions thereof with regard to all the penalties recorded. This includes, for example, clarifying the ENRE’s criterion to define what constitutes “remuneration” for purposes of determining the penalties accrued prior to April 15, 2016 and not yet issued, as well as the obligation to accrue interest on the penalties issued until the date of their cancellation or payment. If the term “remuneration” were interpreted by the ENRE as to include all the amounts received in the form of, for example, government grants, or if the accrual of interest on penalties issued were, in the ENRE’s opinion, applicable, the amount of the provision for penalties could increase significantly.

The stance of Edenor Board of Directors is that the adjustment of the penalties, whether due to the aforementioned Note or to other situations, including the accrual of interest included in said Note, should not be applied to Edenor inasmuch as the delays incurred are the result of the regulatory authority’s delay in issuing those penalties. Additionally, in this same regard, Edenor believes that it is being penalized based on the quality levels required by the Concession Agreement, which could not be complied with not because of Edenor’s decision but because of the situation generated by the Grantor of the Concession’s non-compliance with the provisions of said agreement.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Compensation payable to Customers

On March 21, 2016, the ENRE issued Resolution No. 31/2016, pursuant to which it was provided that each small-demand residential customer (T1R) who had been affected by the power outages occurred between February 12 and 18 of the current year be paid a compensation of (i) six hundred pesos if the power cut lasted more than 12 continuous hours but did not exceed 24 continuous hours; (ii) nine hundred thirty-one pesos if the power cut lasted more than 24 continuous hours but did not exceed 48 hours; and (iii) one thousand sixty-five pesos if the power cut lasted more than 48 continuous hours.

The total amount of the compensation payable to customers by way of discounts amounts to $ 73 million, which has begun to be credited to customer bills issued as from April 25, 2016.

2.3          Oil and gas

Gas Market

Natural Gas Surplus Injection Promotion Program (the “Program”)

On January 4, 2016, Executive Order No. 272/15 was passed, which dissolved the Committee created pursuant to Executive Order No. 1277/12 and provided that the powers assigned to this Committee would be exercised by the MEyM.

As of March 31, 2016, accumulated income recognized under this item amounts to $ 1,116.2 million, out of which $ 419.8 million have been accrued during this period. It should be pointed out that the collection of such compensation depends on the Argentine Government's payment capacity.

As at the issuance of these Condensed Interim Financial Statements, PEPASA has collected 100% of the Program’s compensations for the March 2013 – April 2015 period for a total amount of $ 244.7 million, and has outstanding receivables in the amount of $ 871.6 million corresponding to the May 2015-March 2016 period. We may not guarantee that the Company will be able to properly collect the offered compensations, which might give rise to a claim to the Argentine Government.

NOTE 3: BASIS OF PRESENTATION

These restated unaudited condensed interim financial statements for the three-month period ended on March 31, 2016 have been prepared in accordance with the provisions of IAS 34 "Interim Financial Reporting".

This restated unaudited condensed interim financial information should be read in conjunction with the consolidated financial statements of the Company as of December 31, 2015, which have been prepared in accordance with IFRS, as issued by the IASB. These unaudited consolidated condensed interim financial statements are expressed in Argentine pesos. They have been prepared under the historical cost convention, modified by the measurement of financial assets at fair value.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: (Continuation)

These restated unaudited condensed interim financial statements for the three-month period ended March 31, 2016 have not been audited. The Company’s management estimates they include all the necessary adjustments to present fairly the results of operations for each period. The income for the three-month period ended March 31, 2016, does not necessarily reflect in proportion the Company’s results for the complete year.

Comparative information

Balances as of December 31, 2015 and for the three-month period ended on March 31, 2015, included in these restated unaudited condensed interim financial statements for comparative purposes, are derived from the financial statements at those dates. Certain reclassifications have been made to those financial statements to keep the consistency in the presentation with the amounts of the current period.

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these unaudited condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2015, except for the changes described below.

4.1    Assets classified as held for sale

The assets and liabilities that have been made available for sale are classified as Assets available for sale when the carrying amount will be mainly recovered through a sale transaction, and this transaction is regarded as highly probable. These assets are valued at the lower of the carrying amount and fair value less costs of disposal.

4.2    New provisions, modifications and interpretations which are not yet effective and have not been early adopted by the Company

- IFRS 16 – Leases: On January 31, 2016, the IASB published IFRS 16, ‘Leases’, which replaces the current guidance in IAS 17. IFRS 16 defines a lease as a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.

Under IFRS 16 for leasing contracts it has to be recognize a lease liability reflecting future lease payments and a ‘right-of-use’ asset for almost all lease contracts. This is a significant change compared to IAS 17 under which lessees were required to make a distinction between a finance lease (on balance sheet) and an operating lease (off balance sheet). IFRS 16 contains an optional exemption for certain short-term leases and leases of low-value assets; however, this exemption can only be applied by lessees.  The IFRS 16 is effective for annual reporting periods beginning on or after 1 January 2019. The Company is analyzing the implications of this new standard.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 5: CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgments on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2015.

NOTE 6: FINANCIAL RISK MANAGEMENT

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

NOTE 7: INVESTMENTS IN SUBSIDIARIES

(a) Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

			03.31.2016	12.31.2015
	Country	Main activity	% Participation	% Participation
BLL	Argentina	Winemaking	100.00%	100.00%
CTG	Argentina	Generation	90.42%	90.42%
CTLL	Argentina	Generation	100.00%	100.00%
IEASA	Argentina	Investment	100.00%	100.00%
INDISA	Argentina	Investment	91.60%	91.60%
INNISA	Argentina	Investment	90.27%	90.27%
IPB	Argentina	Investment	100.00%	100.00%
PACOSA	Argentina	Distributor	100.00%	100.00%
PEPASA	Argentina	Oil	49.60%	49.60%
PEPCA	Argentina	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PP II	Argentina	Investment	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 8: INVESTMENTS IN JOINT VENTURES

	Note	03.31.2016	03.31.2015
At the beginning of the year		223,918,951	226,894,893
Capital increase	27.f	-	475,000
Other decreases		(4,916,271)	(5,575,730)
Share of (loss) profit		(30,594,766)	3,548,527
At the end of the period		188,407,914	225,342,690

The Company has a co-controlling interest in Citelec, Transener’s controlling company.

The Company’s equity in Citelec is 50%, and the latter holds 52.65% of the interests in Transener. This means that Pampa Energía indirectly holds 26.33% of the interests in Transener. The stock capital is composed of common shares, each granting the right to one vote. It is registered in Argentina, which is also the principal place where it develops its activities.

For the valuation, its condensed interim financial statements as of March 31, 2016 have been used, which disclose the following items: Capital Stock in the amount of $ 554.3 million, loss for the period in the amount of $ 59.2 million and Shareholders’ Equity in the amount of 610.9 million.

The following chart includes a reconciliation of the equity method value and the book value of the Company’s interest:

	03.31.2016	03.31.2015
Equity method value	148,383,281	168,315,197
Adjustments (1)	40,024,633	57,027,493
Total investments in joint ventures	188,407,914	225,342,690

(1)  Includes adjustments for repurchase of corporate bonds and depreciation of property, plant and equipment.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 9: INVESTMENTS IN ASSOCIATES

	Note	03.31.2016	03.31.2015
At the beginning of the year		123,237,325	133,169,584
Dividends	27.g	(4,000,000)	-
Share of (loss) profit		(2,653,210)	1,841,249
Assets classified as held for sale	33	(116,584,115)	-
At the end of the period		-	135,010,833

The Company holds an interest in only one associated company. Through PEPCA, the Company has a 10% interest in CIESA, a company holding 51% of TGS’s capital stock. TGS is the most important gas transportation company in the country, and it operates the biggest pipeline system in Latin America. In turn, it is the leading company in the production and marketing of natural gas liquids both for the domestic and the export market. It also provides comprehensive solutions in the natural gas area and, since 1998, TGS has also landed in the telecommunications area through its subsidiary Telcosur S.A.

The capital stock of the associated company is composed of common shares, each granting the right to one vote. The associated company is registered in Argentina, which is also the principal place where it develops its activities.

For the valuation of its interest in the associate, the condensed interim financial statements as of March 31, 2016 have been used, which disclose the following items: Capital Stock in the amount of $ 638.8 million, loss for the period in the amount of $ 26.5 million and Shareholders’ Equity in the amount of $ 817.6 million.

The following chart includes a reconciliation of the equity method value and the book value of the Company’s interest:

	Note	03.31.2016	03.31.2015
Equity method value		81,764,619	100,191,337
Adjustments (1)		34,819,496	34,819,496
Assets classified as held for sale	33	(116,584,115)	-
Total investments in associates		-	135,010,833

(1) Includes the increased value of investments in associated companies.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: PROPERTY, PLANT AND EQUIPMENT

	Original Values
Type of good	At the beginning	Increases	Decreases	Transfers	At the end

Land	24,568,246	-	-	-	24,568,246
Buildings	392,606,755	-	-	5,118,876	397,725,631
Generation equipment and machinery	2,147,088,583	2,470,825	(876,508)	24,541,691	2,173,224,591
Work and compulsory work performed	7,533,912	-	-	-	7,533,912
High, medium and low voltage lines	3,200,626,205	15,459	(2,372,146)	221,372,236	3,419,641,754
Substations	1,298,982,944	-	-	163,916,845	1,462,899,789
Transforming chamber and platforms	792,641,739	27,874	-	37,887,688	830,557,301
Meters	806,227,752	-	(598,130)	14,799,789	820,429,411
Wells	1,123,907,411	-	(34,354)	242,802,693	1,366,675,750
Casks	89,571	-	-	-	89,571
Mining property	804,512,360	9,105,101	-	-	813,617,461
Gas plant	193,778,409	479,199	-	-	194,257,608
Vehicles	256,875,738	1,160,658	(499,878)	342,805	257,879,323
Furniture and fixtures and software equipment	193,263,186	17,269,843	(34,608)	648,355	211,146,776
Communication equipments	58,511,412	-	(1,433)	3,485,255	61,995,234
Materials and spare parts	325,353,808	33,284,667	(2,881,661)	-	355,756,814
Tools	33,384,774	758,239	-	(889)	34,142,124
Civil works	2,696,068	-	-	-	2,696,068
Work in progress	4,865,516,986	1,132,043,593	-	(536,756,618)	5,460,803,961
Advances to suppliers	804,597,587	103,484,756	(1,257,113)	(178,158,726)	728,666,504
			-		-
Total at 03.31.2016	17,332,763,446	1,300,100,214	(8,555,831)	-	18,624,307,829
Total at 03.31.2015	11,420,043,195	894,694,144	(4,909,649)	-	12,309,827,690

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

	Depreciation				Net book values
Type of good	At the beginning	Decreases	For the period	At the end	At the end	At 12.31.2015

Land	-	-	-	-	24,568,246	24,568,246
Buildings	(97,129,692)	-	(4,526,385)	(101,656,077)	296,069,554	295,477,063
Generation equipment and machinery	(564,525,768)	810,042	(29,925,570)	(593,641,296)	1,579,583,295	1,582,562,815
Work and compulsory work performed	(4,025,912)	-	(103,789)	(4,129,701)	3,404,211	3,508,000
High, medium and low voltage lines	(752,925,415)	1,966,603	(29,856,405)	(780,815,217)	2,638,826,537	2,447,700,790
Substations	(290,429,250)	-	(11,763,340)	(302,192,590)	1,160,707,199	1,008,553,694
Transforming chamber and platforms	(175,264,820)	-	(7,217,100)	(182,481,920)	648,075,381	617,376,919
Meters	(270,135,756)	449	(10,973,111)	(281,108,418)	539,320,993	536,091,996
Wells	(302,578,756)	-	(101,844,284)	(404,423,040)	962,252,710	821,328,655
Casks	(55,039)	-	(4,478)	(59,517)	30,054	34,532
Mining property	(117,693,474)	-	(40,237,451)	(157,930,925)	655,686,536	686,818,886
Gas plant	(19,604,938)	-	(2,913,553)	(22,518,491)	171,739,117	174,173,471
Vehicles	(72,351,265)	393,788	(12,113,141)	(84,070,618)	173,808,705	184,524,473
Furniture and fixtures and software equipment	(106,909,529)	33,418	(8,545,296)	(115,421,407)	95,725,369	86,353,657
Communication equipments	(35,187,210)	-	(698,467)	(35,885,677)	26,109,557	23,324,202
Materials and spare parts	-	-	-	-	355,756,814	325,353,808
Tools	(14,027,594)	-	(838,082)	(14,865,676)	19,276,448	19,357,180
Civil works	(1,515,955)	-	(34,310)	(1,550,265)	1,145,803	1,180,113
Work in progress	-	-	-	-	5,460,803,961	4,865,516,986
Advances to suppliers	-	-	-	-	728,666,504	804,597,587

Total at 03.31.2016	(2,824,360,373)	3,204,300	(261,594,762)	(3,082,750,835)	15,541,556,994
Total at 03.31.2015	(2,201,943,220)	2,481,998	(126,400,195)	(2,325,861,417)
Total at 12.31.2015						14,508,403,073

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

Borrowing costs capitalized in the book value of property, plant and equipment during the period ended March 31, 2016 and 2015 and December 31, 2015 amounted to $ 69.2,  $ 52.3 and $ 433.8 million respectively.

Labor costs capitalized in the book value of property, plant and equipment during the period ended March 31, 2016 and 2015 and December 31, 2015 amounted to $ 154.3,  $ 71.3 and $ 271.6 million respectively.

NOTE 11: INTANGIBLE ASSETS

	Original values
Type of good	At the beginning	At the end

Concession agreements	950,767,632	950,767,632
Goodwill	5,627,370	5,627,370
Intangibles identified in acquisitions of companies from the distribution segment	8,834,040	8,834,040
Total at 03.31.2016	965,229,042	965,229,042
Total at 03.31.2015	1,073,983,042	1,073,983,042

	Amortization
Type of good	At the beginning	For the period	At the end

Concession agreements	(222,227,116)	(6,813,426)	(229,040,542)
Goodwill	-	-	-
Intangibles identified in acquisitions of companies from the distribution segment	(8,834,040)	-	(8,834,040)
Total at 03.31.2016	(231,061,156)	(6,813,426)	(237,874,582)
Total at 03.31.2015	(201,598,943)	(7,365,552)	(208,964,495)

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	Net book values
Type of good	At the end	At 31.12.2015

Concession agreements	721,727,090	728,540,516
Goodwill	5,627,370	5,627,370
Intangibles identified in acquisitions of companies from the distribution segment	-	-
Total at 03.31.2016	727,354,460
Total at 03.31.2015	865,018,547
Total at 12.31.2015		734,167,886

NOTE 12: FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

Non current	03.31.2016	12.31.2015

Shares	70,630	70,630
Government securities	-	23,567,249
Trusts	-	2,554,544,826
Total non current	70,630	2,578,182,705

Current

Government securities	1,727,293,113	1,566,785,757
Corporate securities	757,499	13,428,727
Shares	172	175
Investment funds	2,189,589,880	2,500,804,849
Total current	3,917,640,664	4,081,019,508

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 13: DEFERRED TAX ASSETS AND LIABILITIES

The composition of the deferred tax assets and liabilities is as follows:

	03.31.2016	12.31.2015
Tax loss-carryforwards	59,329,728	31,604,213
Trade and other receivables	64,288,955	53,073,643
Financial assets at fair value through profit and loss	1,352,698	7,933,327
Trade and other payables	549,108,089	333,342,683
Salaries and social security payable	25,068,912	22,786,773
Defined benefit plans	115,274,937	108,690,484
Taxes payable	52,072,094	49,265,642
Provisions	162,094,582	134,018,863
Other	490,147	318,833
Deferred tax asset	1,029,080,142	741,034,461

Property, plant and equipment	(741,218,657)	(709,869,181)
Intangible assets	(227,726,623)	(229,362,001)
Trade and other receivables	(290,366,951)	(266,285,731)
Financial assets at fair value through profit and loss	(48,380,108)	(48,538,084)
Borrowings	(24,844,159)	(25,884,486)
Other	(552,497)	(403,078)
Deferred tax liabilities	(1,333,088,995)	(1,280,342,561)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	03.31.2016	12.31.2015
Deferred tax asset	324,528,989	52,279,953
Deferred tax liabilities	(628,537,842)	(591,588,053)
Net deferred tax liabilities	(304,008,853)	(539,308,100)

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: Trade and Other receivables

Non Current	Note	03.31.2016	12.31.2015

Res. No. 406/03 Inc c) CAMMESA consolidated receivables	2	689,976,966	650,774,473
Present value discount Res. Nº 406/03 Inc. c)	2	(21,110,238)	(22,213,693)
Additional Remuneration Trusts Res. No. 95/13	2	324,413,673	275,943,978
Present Value discount Res. No. 95/13	2	(42,296,561)	(15,773,172)
Trade receivables, net		950,983,840	888,731,586

Tax credits:
- Value added tax		117,964,778	90,160,684
- Sales tax		21,659,604	21,799,934
- Income tax and minimum notional income tax		396,759,256	382,687,758
- Tax on banking transactions		23,505,206	21,715,623
- Allowance for tax credits		(280,019,491)	(259,762,595)
Related parties	27.h	7,437,219	7,064,978
Expenses paid in advance		2,225,435	2,286,129
Financial credit		73,557,886	72,656,306
Other		1,268,065	1,188,173
Other receivables, net		364,357,958	339,796,990

Total non current		1,315,341,798	1,228,528,576

Current

Receivables from energy distribution		2,430,116,992	1,019,519,648
Receivables from MAT		97,644,541	83,439,503
CAMMESA		894,795,328	1,278,859,093
Res. No. 406/03 Inc. c) CAMMESA consolidated receivables	2	10,082,263	10,250,804
Maintenance remuneration	2	97,349,280	79,059,069
Receivables from gas sales		221,836,890	167,462,419
Debtors in litigation		23,124,554	22,924,028
Receivables from administrative services		3,426,659	6,254,173
Related parties	27.h	36,625,425	6,730,859
Other		1,794,221	710,057
Allowance for doubtful accounts		(86,377,507)	(87,516,886)
Trade receivables, net		3,730,418,646	2,587,692,767

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: (Continuation)

	Note	03.31.2016	12.31.2015
Tax credits:
- Value added tax		401,774,767	433,728,366
- Sales tax		5,288,289	8,231,845
- Income tax and minimum notional income tax		392,402	260,349
- Withholding of social security contributions		31,667	869,674
- Other tax credits		217,002	263,055
- Allowance for tax credits		(443,955)	(443,955)
Advances to suppliers		30,679,621	50,628,100
Advances to employees		11,329,661	2,321,469
Related parties	27.h	3,104,915	14,726,068
Prepaid expenses		33,700,064	40,980,120
Receivables from electric activities		82,379,812	65,693,920
Financial credit		25,150,316	19,332,315
Guarantee deposits		127,386,878	277,692,711
Judicial deposits		10,482,353	10,482,353
Credit with FOCEDE(1)		86,890,293	49,536,128
Credits for Compensation of Excess Gas Injection Resolution No. 1/13		871,553,092	451,798,679
Credit from income recognition on account of the RTI - SE Res. 32/15		-	650,937,684
Receivables from the sale of financial instruments		63,989,150	56,191,064
Contributions to receive non-operating partners		4,738,066	6,670,703
Receivables from arbitral proceedings		50,076,542	189,656,038
Other		12,697,494	12,314,385
Allowance for other receivables		(61,161,688)	(54,049,593)
Other receivables, net		1,760,256,741	2,287,821,478

Total current		5,490,675,387	4,875,514,245

(1)     As of March 31, 2016 and December 31, 2015, the net position held by Edenor with the FOCEDE is comprised of the following (in thousands of pesos):

	03.31.2016	12.31.2015
Fixed charge Res. No. 347/12 collected from customers and not transferred	-	(7,204)
Funds received in excess of that transferred to FOCEDE fixed charge Res. No. 347/12	234,550	191,722
Outstanding receivables from extraordinary investment plan	18,281	18,281
Provision for FOCEDE expenses	(165,941)	(153,263)
	86,890	49,536

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: (Continuation)

The movements in the allowance for the impairment of receivables are as follows:

	03.31.2016	03.31.2015
At the beginning	87,516,886	91,117,582
Allowance for impairment	9,258,071	477,041
Decreases	(10,397,450)	(4,751,271)
Reversal of unused amounts	-	(5,894,927)
At the end of the year	86,377,507	80,948,425

The movements in the allowance for the impairment of other receivables are as follows:

	03.31.2016	03.31.2015
At the beginning	314,256,143	147,322,552
Allowance for impairment	28,166,215	16,700,449
Decreases	(484,913)	(1,064)
Reversal of unused amounts	(312,311)	(560)
At the end of the year	341,625,134	164,021,377

NOTE 15: SHARE CAPITAL

The Company´s subscribed and paid-in capital stock amounts to $ 1,695,859,459, represented by 1,695,859,459 common shares in book-entry form with a face value of  $ 1 each and each granting the right to one vote.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: TRADE AND OTHER PAYABLES

Non Current	Note	03.31.2016	12.31.2015

Customer contributions		105,146,691	105,757,067
Funding contributions for substations		51,700,000	51,700,000
Customer guarantees		69,560,286	67,509,328
Trade payables		226,406,977	224,966,395

ENRE Penalties and discount		1,585,709,072	1,004,043,366
Loan (mutuum) with CAMMESA		1,160,755,881	1,099,759,655
Compensation agreements		104,650,919	81,926,024
Liability with FOTAE		160,038,188	155,752,325
Payment agreement with ENRE		123,119,339	132,322,192
Other payables		3,134,273,399	2,473,803,562

Total non current		3,360,680,376	2,698,769,957

Current

Suppliers		1,683,419,373	2,485,463,744
CAMMESA		4,280,636,726	3,360,446,454
Customer contributions		47,157,877	147,775,331
Discount to customers		125,808,507	125,808,507
Funding contributions substations		23,780,806	23,506,274
Canons and royalties		5,216,900	5,539,336
Customer advances		28,456,331	32,552,896
Customer guarantees		1,048,184	1,048,184
Related parties	27.h	915,775	1,856,925
Trade payables		6,196,440,479	6,183,997,651

ENRE Penalties and discount		60,086,623	62,719,588
Related parties	27.h	5,436,281	124,680,713
Advances for works to be executed		31,467,068	31,467,068
Compensation agreements		273,672,247	192,108,317
Payment agreements with ENRE		58,251,559	54,005,897
Other		4,530,213	3,506,175
Other payables		433,443,991	468,487,758

Total current		6,629,884,470	6,652,485,409

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: BORROWINGS

Non Current	Note	03.31.2016	12.31.2015

Financial borrowings		536,109,859	717,019,046
Corporate bonds		5,092,232,899	4,479,682,941
CAMMESA financing		1,647,720,778	1,466,951,996
Related parties	27.h	35,381,571	21,092,258
		7,311,445,107	6,684,746,241

Current

Bank overdrafts		78,028,625	436,214
VCP		143,525,331	235,987,129
Financial borrowings		175,457,165	82,144,024
Corporate bonds		991,264,545	799,017,535
CAMMESA financing		9,964,705	10,477,887
Related parties	27.h	166,722,174	179,600,083
		1,564,962,545	1,307,662,872

The main variations in the Group's financial structure during the three-month period ended March 31, 2016 and until the date of issuance of these unaudited condensed interim financial statements are described below:

17.1 Generation

17.1.1. CTLL

Cammesa Financing

Major maintenance

The extension of the loan in order to include the execution of unit LDLATG01’s major maintenances in the amount of US$ 13 million and US$17.8 million, in both cases plus VAT, nationalization and logistics costs and withholdings chargeable on foreign contractors, was approved pursuant to SSETTyDEE Note No. 52/16, and the addendum to the loan agreement was entered into on April 8, 2016.

CTLL has received partial advances in the amount of $ 191.7 million, net of the Maintenance Remuneration collected by this company.

2014 Agreement

Regarding the plant's extension works consisting of the installation of a new 105 MW high-efficiency gas turbine, its start-up tasks have been delayed for reasons not attributable to CTLL and, therefore, its expected commercial commissioning date was postponed.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

The tests necessary for start-up and commercial habilitation are expected to be completed within a few weeks from these Consolidated Condensed Interim Financial Statements' issuance date.

As of the date hereof, CTLL has received partial advances in the amount of $ 735.7 million pursuant to the Financing Agreement. Furthermore, CTLL has made payments in the amount of $ 758.9 million under the Supply and Construction Agreement.

17.1.2 CPB

Financing of Major Maintenance Works

On March 15, 2016, TV29 was put into forced-draft service to conduct the necessary tests and trials following the repair of the excitation transformer. CPB estimates the unit will be released for commercial service in late May.

17.2 Oil and gas

17.2.1 PEPASA

Corporate Bonds Program

Under the Simple Corporate Bonds Program (that is, corporate bonds non-convertible into shares) for up to US$ 500 million approved on January 14, 2016, on February 3, 2016 PEPASA issued the following Corporate Bond Series:

- Series 7: for a face value of $ 309 million accruing interest at the Private Badlar rate plus a 5% spread and maturing on August 3, 2017. Interest will be payable on a quarterly basis.

Funds collected through the issuance of this bond were destined to investments in physical assets and/ or the payment of working capital.

Syndicated Loan

On March 29, 2016, PEPASA executed with ICBC a new productive loan agreement in the amount of $ 300 million to pay off the loan taken out with the same entity and for the same amount on July 27, 2015.

Its main terms and conditions are described below:

-          Interest: at a fixed rate during the first 12 months and at a variable rate during the remaining term, interest being payable on a quarterly basis.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

-          Repayment: it will be repaid in 10 quarterly consecutive installment, the first installment being payable upon maturity of the nine-month term as from the disbursement date. The first installment will represent 2% of the principal; the second installment, 6.5%; the third and fourth, 11%; the fifth and sixth, 11.25%, and as from the seventh and until the tenth installment, 11.75%;

-          Negative Covenants: PEPASA may not create liens on its goods or assets, sell assets, conduct certain operations with affiliates, make certain payments (including, but not limited to, dividends) or perform any act involving a merger, consolidation or spin-off.

-          Covenants: PEPASA will be obliged to keep a net financial debt to adjusted Ebitda ratio lower than 2.5x; an adjusted Ebitda to financial expense ratio lower than or equal to 2x; and a minimum shareholders' equity of $ 250, 400 and 500 million during fiscal years ended December 31, 2015, 2016 and 2017, respectively.

As of March 31, 2016, PEPASA has complied with all covenants stipulated in this indebtedness.

Lastly, on March 29, 2016, PEPASA provided for the early cancellation of $ 165 million with Banco Hipotecario S.A.

Bank loans

On March 1, 2016, PEPASA executed a loan agreement with Banco Galicia S.A in the amount of $ 100 million at a 32% fixed rate and maturing on February 24, 2017. Interest will be payable on a monthly basis as from the granting date. The loan is guaranteed by a guarantee provided by PEPASA, and funds have been allocated to the refinancing of liabilities.

17.3 Holding and others

17.3.1 PESA

Corporate Bonds Program

On January 22, 2016, the Company Ordinary and Extraordinary General Shareholders’ Meeting approved the creation of a global Simple Corporate Bond Program, not convertible into shares, for up to U$S 500 million or its equivalent in other currencies, and the issue under the same program to its maximum amount at any time, to be issued in one or more classes and / or series.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 18: PROVISIONS

	03.31.2016
	For contingencies	Asset retirement obligation	Total
Non Current
At the beginning of the year	264,612,483	49,166,492	313,778,975
Increases	21,584,246	31,338,732	52,922,978
Decreases	(3,710)	-	(3,710)
At the end of the period	286,193,019	80,505,224	366,698,243

	03.31.2016
	For contingencies
Current
At the beginning of the year	70,591,566
Increases	38,538,176
Decreases	(11,213,339)
At the end of the period	97,916,403

	03.31.2015
	For contingencies	Asset retirement obligation	Total
Non Current
At the beginning of the year	116,904,454	2,623,202	119,527,656
Increases	17,603,407	10,631,033	28,234,440
Decreases	(379)	-	(379)
At the end of the period	134,507,482	13,254,235	147,761,717

	03.31.2015
	For contingencies
Current
At the beginning of the year	24,170,912
Increases	3,625,608
Decreases	(5,047,720)
At the end of the period	22,748,800

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 19: REVENUE

	03.31.2016	03.31.2015

Sales of energy to the SPOT Market	295,338,413	275,005,672
Sales of energy for the Resolution No. 220/07	300,564,591	210,399,389
Sales of energy to MAT	334,509	513,130
Energy plus sales	171,454,931	114,409,556
Other sales	2,471,030	2,205,085
Generation subtotal	770,163,474	602,532,832

Energy sales (1)	2,965,533,863	949,774,903
Right of use of poles	22,854,934	17,690,924
Connection and reconnection charges	1,731,168	1,149,164
Distribution subtotal	2,990,119,965	968,614,991

Gas sales	432,417,227	90,555,379
Oil and liquid sales	20,105,912	7,664,471
Oil and gas subtotal	452,523,139	98,219,850

Administrative services sales	10,037,245	5,674,689
Other sales	1,341,930	15,500
Holding and others subtotal	11,379,175	5,690,189

Intersegment sales	2,544,422	2,958,954

Total revenue	4,226,730,175	1,678,016,816

(1) Includes revenue from the application of SE Resolution No. 347/12 for $ 274.4 million and $ 140.9 million for the three-month period ended March 31, 2016 and 2015, respectively.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 20: COST OF SALES

	03.31.2016	03.31.2015
Inventories at the beginning for the year	225,462,790	135,570,860

Plus: Charges for the period
Purchases of inventories and of energy	1,321,284,225	538,044,483
Salaries and social security charges	641,709,035	445,614,871
Personal benefits	7,965,235	5,588,955
Accrual of defined benefit plans	23,417,329	25,542,472
Fees and compensation for services	130,916,770	141,580,083
Property, plant and equipment depreciations	243,512,178	115,987,244
Intangible assets amortization	6,813,426	7,365,552
Depreciation of biological assets	10,204	10,204
Gas consumption	46,259,220	14,330,556
Purchase of energy	63,530,659	47,127,319
Transport of energy	2,262,039	2,351,866
Material consumption	90,562,625	69,161,935
Penalties	527,462,750	59,902,655
Conditioning of oil	1,040,294	896,351
Maintenance	19,302,717	15,778,819
Canons and Royalties	43,623,949	22,537,077
Gas production	73,291,473	14,351,558
Rental and insurance	15,426,576	13,883,828
Surveillance and security	5,317,359	13,556,991
Taxes, rates and contributions	4,001,682	5,304,203
Communications	6,824,932	3,046,272
Water consumption	1,922,698	2,382,667
Other	5,696,931	6,100,595
Subtotal	1,960,870,081	1,032,402,073

Less: Inventories at the end of the period	(228,714,428)	(150,604,674)
Total cost of sales	3,278,902,668	1,555,412,742

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: SELLING EXPENSES

	03.31.2016	03.31.2015
Salaries and social security charges	87,588,846	64,127,827
Personal benefits	72,313	56,635
Accrual of defined benefit plans	2,431,576	2,593,732
Fees and compensation for services	89,717,978	73,089,242
Compensation agreements	30,775,009	10,831,155
Property, plant and equipment depreciations	12,468,429	6,348,838
Taxes, rates and contributions	32,104,853	18,269,987
Communications	16,434,322	10,210,503
Penalties	58,727,570	110,000
Doubtful accounts	11,070,474	7,045,969
Surveillance and security	128,863	10,270
Other	349,212	176,374
Total selling expenses	341,869,445	192,870,532

NOTE 22: ADMINISTRATIVE EXPENSES

	03.31.2016	03.31.2015
Salaries and social security charges	173,845,859	124,452,757
Personal benefits	4,479,877	2,663,207
Accrual of defined benefit plans	2,685,380	3,994,688
Fees and compensation for services	102,158,365	39,068,839
Compensation agreements	50,318,843	14,383,876
Director's and Syndicate fees	24,831,444	17,556,455
Property, plant and equipment depreciations	5,614,155	4,064,113
Material consumption	8,925,009	4,340,810
Maintenance	958,067	552,487
Transport and per diem	2,893,261	1,208,898
Rental and insurance	27,200,686	17,591,381
Surveillance and security	27,366,577	5,875,409
Taxes, rates and contributions	5,723,497	4,129,162
Communications	3,114,798	1,742,126
Advertising and promotion	4,685,514	2,032,899
Other	7,065,068	3,349,055
Total administrative expenses	451,866,400	247,006,162

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 23: OTHER OPERATING INCOME AND EXPENSES

Other operating income	03.31.2016	03.31.2015
Recovery of insurance	1,214,753	-
Recovery of expenses	16,713,872	104,112
Recovery of doubtful accounts	-	5,894,926
Recovery of allowance for tax credits	312,311	-
Surplus Gas Injection Compensation Res. No. 1/13	419,754,413	65,278,757
Commissions on municipal tax collections	4,128,694	3,317,012
Services to third parties	7,121,680	16,845,232
Profit for property, plant and equipment sale	-	33,760
Other	4,556,076	1,781,018
Total other operating income	453,801,799	93,254,817

Other operating expenses
Provision for contingencies	(60,122,422)	(21,229,015)
Voluntary retirements - bonus	(6,417,022)	(3,246,558)
Decrease in property, plant and equipment	(1,109,326)	(367,571)
Indemnities	(4,597,689)	(2,412,558)
Allowance for uncollectible tax credits	(6,844,179)	(537,009)
Net expense for technical functions	(4,761,206)	(2,707,101)
Tax on bank transactions	(58,725,140)	(34,331,839)
Other expenses FOCEDE	(13,974,887)	(8,733,299)
Cost for services provided to third parties	(3,346,283)	(7,492,991)
Compensation agreements	(18,761,294)	(9,350,389)
Donations and contributions	(3,604,239)	(1,865,605)
Other	(403,471)	(1,755,458)
Total other operating expenses	(182,667,158)	(94,029,393)

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 24: FINANCIAL RESULTS

Finance income	03.31.2016	03.31.2015
Commercial interest	89,788,101	48,763,624
Financial interest	9,184,679	8,119,071
Other interest	10,274	3,982
Total finance income	98,983,054	56,886,677

Finance expenses
Commercial interest	(248,125,686)	(114,334,405)
Fiscal interest	(7,758,007)	(16,075,394)
Financial interest	(385,351,750)	(192,053,640)
Other interest	(151)	(3,269,825)
Taxes and bank commissions	(1,912,596)	(11,528,191)
Other financial expenses	(3,297,308)	(2,531,653)
Total financial expenses	(646,445,498)	(339,793,108)

Other financial results
Foreign currency exchange difference	(118,201,473)	(87,000,520)
Result from repurchase of Corporate Bonds	42,405	-
Changes in the fair value of financial instruments	557,126,677	630,650,534
Discounted value measurement	1,423,781	14,200,204
Other financial results	(31,295,085)	(1,592,687)
Total other financial results	409,096,305	556,257,531

Total financial results, net	(138,366,139)	273,351,100

NOTE 25: EARNING (LOSS) PER SHARE

a)    Basic

Basic earnings (loss) per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the period.

b)    Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares. As of March 31, 2015, the Company had a kind of dilutive potential common shares, which consist of share purchase options, which were exercised during the month of November 2015.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 25: (Continuation)

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings (loss) per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning (loss) per share equal to the basic. As of March 31, 2016, the Company does not have any kind of potential dilutive shares, therefore there is no difference with the basic earnings per share

	03.31.2016	03.31.2015
Earnings attributable to the equity holders of the Company	607,598,355	901,943,430
Weighted average amount of outstanding shares	1,695,859,459	1,314,310,895
Basic earnings per share	0.3583	0.6862

Earnings attributable to the equity holders of the Company	607,598,355	901,943,430
Weighted average amount of outstanding shares	1,695,859,459	1,314,310,895
Adjustments for stock options	-	239,010,637
Weighted average amount of outstanding shares for diluted profit per share	1,695,859,459	1,553,321,532
Diluted earnings per share	0.3583	0.5807

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: SEGMENT INFORMATION

The Company is engaged in the electricity sector, with a participation in the electricity generation, transmission and distribution segments through different legal entities. As of December 31, 2015, in view of the growth of PEPASA operations, the Company has identified Oil and Gas as a new segment. Therefore, the comparative information by segment has been restated. Accordingly, the following business segments have been identified by means of its subsidiaries and based on the nature, customers and risks involved:

Generation, consisting in direct and indirect equity interest in CPB, CTG, CTLL, HINISA, HIDISA, PACOSA and investments in shares in other companies related to the electricity generation sector.

Transmission, consisting in indirect equity interest through Citelec in Transener and its subsidiaries. For the purposes of presenting segment information the indirect equity interest has been consolidated proportionally.

Distribution, consisting in indirect equity interest in EASA and Edenor.

Oil and gas, consisting in direct equity interest in PEPASA related to oil and gas exploration and exploitation activities.

Holding and others, consisting in financial investment operations, holding and other businesses.

The Company manages its segments based on the net income level of reporting.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at March 31, 2016	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Revenue	770,163,474	186,959,109	2,990,119,965	452,523,139	11,379,175	-	4,411,144,862
Intersegment sales	-	607,888	-	24,544,551	8,197,259	(30,197,388)	3,152,310
Cost of sales	(343,374,557)	(171,016,580)	(2,645,289,744)	(313,782,147)	(1,000,771)	24,544,551	(3,449,919,248)
Gross profit (loss)	426,788,917	16,550,417	344,830,221	163,285,543	18,575,663	(5,652,837)	964,377,924

Selling expenses	(7,030,490)	-	(288,379,451)	(46,459,196)	(308)	-	(341,869,445)
Administrative expenses	(107,773,297)	(33,524,210)	(231,390,748)	(68,151,235)	(50,183,004)	5,652,837	(485,369,657)
Other operating income	4,088,819	2,148	13,569,672	420,250,210	15,890,950	-	453,801,799
Other operating expenses	(23,712,069)	(3,473,333)	(121,191,738)	(34,914,302)	(2,846,164)	-	(186,137,606)
Share of loss in associates	-	-	-	-	(2,653,210)	-	(2,653,210)
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	292,361,880	(20,444,978)	(282,562,044)	434,011,020	(21,216,073)	-	402,149,805
Income recognition on account of the RTI - SE Resolution 32/15	-	-	431,047,279	-	-	-	431,047,279
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	-	-	81,511,835	-	-	-	81,511,835
Operating profit (loss)	292,361,880	(20,444,978)	229,997,070	434,011,020	(21,216,073)	-	914,708,919

Financial income	76,753,853	47,537,344	26,106,278	236,393	3,349,050	(7,462,520)	146,520,398
Financial expenses	(127,798,901)	(21,308,886)	(392,199,928)	(171,530,381)	37,623,401	7,462,520	(667,752,175)
Other financial results	105,835,294	(92,264,103)	(328,595,921)	1,592,544	630,264,388	-	316,832,202
Financial results, net	54,790,246	(66,035,645)	(694,689,571)	(169,701,444)	671,236,839	-	(204,399,575)
Profit before income tax	347,152,126	(86,480,623)	(464,692,501)	264,309,576	650,020,766	-	710,309,344

Income tax and minimun notional income tax	(86,960,402)	29,590,905	88,956,346	(81,155,166)	(14,053,249)	-	(63,621,566)
Profit (loss) for the period	260,191,724	(56,889,718)	(375,736,155)	183,154,410	635,967,517	-	646,687,778

Adjustment non-controlling interest in joint ventures	-	26,271,053	-	-	-	-	26,271,053
Total profit (loss) of the period	260,191,724	(30,618,665)	(375,736,155)	183,154,410	635,967,517	-	672,958,831

Depreciation and amortization (2)	37,862,461	11,897,219	85,078,417	145,163,386	314,128	-	280,315,611

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at March 31, 2016	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Total profit attributable to:
Owners of the Company	226,537,067	(30,618,665)	(315,137,341)	90,849,777	635,967,517	-	607,598,355
Non - controlling interest	33,654,657	-	(60,598,814)	92,304,633	-	-	65,360,476

Consolidated statement of financial position as of March 31,2016
Assets	8,080,089,516	1,437,164,515	13,142,870,025	4,536,016,835	6,338,778,741	(720,174,340)	32,814,745,292
Liabilities	5,724,716,674	1,119,509,100	13,454,885,020	3,743,700,482	280,469,432	(720,174,340)	23,603,106,368

Additional consolidated information as of March 31, 2016
Increases in property, plant and equipment	219,837,573	39,376,015	628,782,980	451,444,166	35,495	-	1,339,476,229

(1) Includes financial results generated by Corporated Bonds issued by EASA for $ 256 million and other consolidation adjustments.
(2) Includes amortization and depreciation of property, plant and equipment, intangible assets and biological assets (recognized in cost of sales, administrative expenses and selling expenses).

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at March 31, 2015 (restated)	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Revenue	602,532,832	159,287,650	968,614,991	98,219,850	5,690,189	-	1,834,345,512
Intersegment sales	-	645,546	-	30,736,282	6,781,551	(34,558,879)	3,604,500
Cost of sales	(281,748,917)	(135,797,728)	(1,230,909,310)	(73,186,171)	(304,626)	30,736,282	(1,691,210,470)
Gross profit (loss)	320,783,915	24,135,468	(262,294,319)	55,769,961	12,167,114	(3,822,597)	146,739,542

Selling expenses	(5,243,229)	-	(171,379,125)	(16,247,636)	(542)	-	(192,870,532)
Administrative expenses	(62,627,064)	(25,946,380)	(138,283,221)	(23,501,354)	(26,397,651)	3,822,597	(272,933,073)
Other operating income	398,432	214,627	26,944,637	65,911,189	560	-	93,469,445
Other operating expenses	(17,809,988)	(3,577,402)	(64,263,934)	(11,552,913)	(393,268)	-	(97,597,505)
Share of profit in associates	-	-	-	-	1,841,249	-	1,841,249
Operating profit (loss)	235,502,066	(5,173,687)	(609,275,962)	70,379,247	(12,782,538)	-	(321,350,874)
Income recognition on account of the RTI - SE Resolution 32/15	-	-	1,333,877,372	-	-	-	1,333,877,372
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	-	-	186,595,975	-	-	-	186,595,975
Operating profit (loss)	235,502,066	(5,173,687)	911,197,385	70,379,247	(12,782,538)	-	1,199,122,473

Financial income	52,527,709	50,944,173	18,087,503	26,851	4,963,171	(18,718,557)	107,830,850
Financial expenses	(80,154,010)	(13,596,865)	(209,268,252)	(58,673,492)	(10,414,079)	18,718,557	(353,388,141)
Other financial results	(14,457,620)	(17,713,539)	(57,503,108)	45,530,303	582,687,956	-	538,543,992
Financial results, net	(42,083,921)	19,633,769	(248,683,857)	(13,116,338)	577,237,048	-	292,986,701
Profit before income tax	193,418,145	14,460,082	662,513,528	57,262,909	564,454,510	-	1,492,109,174

Income tax and minimun notional income tax	(45,813,835)	(5,696,234)	(251,050,405)	(15,113,729)	(7,217,933)	-	(324,892,136)
Profit for the period	147,604,310	8,763,848	411,463,123	42,149,180	557,236,577	-	1,167,217,038

Adjustment non-controlling interest in joint ventures	-	(5,245,913)	-	-	-	-	(5,245,913)
Total profit of the period	147,604,310	3,517,935	411,463,123	42,149,180	557,236,577	-	1,161,971,125

Depreciation and amortization (2)	37,280,099	11,108,406	67,419,164	28,755,559	321,129	-	144,884,357

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at March 31, 2015 (restated)	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Total profit (loss) attributable to:
Owners of the Company	136,491,227	3,517,935	183,733,342	20,964,349	557,236,577	-	901,943,430
Non - controlling interest	11,113,083	-	227,729,781	21,184,831	-	-	260,027,695

Consolidated statement of financial position as of March 31, 2015 (restated)
Assets	8,050,979,733	1,490,947,675	11,736,631,427	3,969,844,749	6,372,205,648	(1,170,875,949)	30,449,733,283
Liabilities	5,955,974,665	1,116,402,542	11,672,823,823	3,360,682,807	949,774,248	(1,170,875,949)	21,884,782,136

Additional consolidated information as of March 31, 2015 (restated)
Increases of property, plant and equipment	388,748,274	25,499,165	334,288,062	171,570,746	87,062	-	920,193,309

(1) Includes financial results generated by Corporated Bonds issued by EASA for $ 58,4 million and other consolidation adjustments.
(2) Includes amortization and depreciation of property, plant and equipment, intangible assets and biological assets (recognized in cost of sales, administrative expenses and selling expenses).

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Accounting criteria used by the subsidiaries to measure of results, assets and liabilities of the segments is consistent with that used in the consolidated financial statements. Transactions between different segments are conducted under market conditions. Assets and liabilities are allocated based on the segment’s activity.

The segment called “Electricity transmission”, which corresponds to the Company’s indirect interest in Citelec and its subsidiaries, has been included as a reportable segment since it is considered as such in the reports received by the Executive Director. Since the stake in such companies constitutes an interest in a joint venture, it is not consolidated and it is valued according to the equity method of accounting in the consolidated Statement of Income and Financial position.

The reconciliation between the segment information and the consolidated Statement of Income is presented below:

Consolidated profit and loss information at March 31, 2016	Segment information	Results from interest in joint ventures	Consolidated comprehensive total income
Revenue	4,411,144,862	(186,959,109)	4,224,185,753
Intersegment sales	3,152,310	(607,888)	2,544,422
Cost of sales	(3,449,919,248)	171,016,580	(3,278,902,668)
Gross profit (loss)	964,377,924	(16,550,417)	947,827,507

Selling expenses	(341,869,445)	-	(341,869,445)
Administrative expenses	(485,369,657)	33,503,257	(451,866,400)
Other operating income	453,801,799	-	453,801,799
Other operating expenses	(186,137,606)	3,470,448	(182,667,158)
Profit from share in joint ventures	-	(30,594,766)	(30,594,766)
Share of loss in associates	(2,653,210)	-	(2,653,210)
Operating loss before higher costs recognition and SE Resolution No. 32/15	402,149,805	(10,171,478)	391,978,327
Income recognition on account of the RTI - SE Resolution 32/15	431,047,279	-	431,047,279
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	81,511,835	-	81,511,835
Operating profit (loss)	914,708,919	(10,171,478)	904,537,441

Financial income	146,520,398	(47,537,344)	98,983,054
Financial expenses	(667,752,175)	21,306,677	(646,445,498)
Other financial results	316,832,202	92,264,103	409,096,305
Financial results, net	(204,399,575)	66,033,436	(138,366,139)
Profit before income tax	710,309,344	55,861,958	766,171,302

Income tax and minimun notional income tax	(63,621,566)	(29,590,905)	(93,212,471)
Profit for the period	646,687,778	26,271,053	672,958,831

Adjustment non-controlling interest in Joint Ventures	26,271,053	(26,271,053)	-
Profit for the period	672,958,831	-	672,958,831

Depreciation and amortization	280,315,611	(11,897,219)	268,418,392

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated statement of financial position as of March 31,2016	Segment information	Assets and liabilities from interest in joint ventures	Consolidated Statements of financial position
Assets	32,814,745,292	(1,276,954,991)	31,537,790,301
Liabilities	23,603,106,368	(1,119,473,150)	22,483,633,218

Additional consolidated information as of March 31, 2016	Segment information	Increases in property, plant and equipment from interest in joint ventures	Note 10
Increases in property, plant and equipment	1,339,476,229	(39,376,015)	1,300,100,214

Consolidated profit and loss information at March 31, 2015 (restated)	Segment information	Results from interest in joint ventures	Consolidated comprehensive total income
Revenue	1,834,345,512	(159,287,650)	1,675,057,862
Intersegment sales	3,604,500	(645,546)	2,958,954
Cost of sales	(1,691,210,470)	135,797,728	(1,555,412,742)
Gross profit (loss)	146,739,542	(24,135,468)	122,604,074

Selling expenses	(192,870,532)	-	(192,870,532)
Administrative expenses	(272,933,073)	25,926,911	(247,006,162)
Other operating income	93,469,445	(214,628)	93,254,817
Other operating expenses	(97,597,505)	3,568,112	(94,029,393)
Profit from share in joint ventures	-	3,548,527	3,548,527
Share of profit in associates	1,841,249	-	1,841,249
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	(321,350,874)	8,693,454	(312,657,420)
Income recognition on account of the RTI - SE Resolution 32/15	1,333,877,372	-	1,333,877,372
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	186,595,975	-	186,595,975
Operating profit	1,199,122,473	8,693,454	1,207,815,927

Financial income	107,830,850	(50,944,173)	56,886,677
Financial expenses	(353,388,141)	13,595,033	(339,793,108)
Other financial results	538,543,992	17,713,539	556,257,531
Financial results, net	292,986,701	(19,635,601)	273,351,100
Profit before income tax	1,492,109,174	(10,942,147)	1,481,167,027

Income tax and minimun notional income tax	(324,892,136)	5,696,234	(319,195,902)
Profit (loss) for the period	1,167,217,038	(5,245,913)	1,161,971,125

Adjustment non-controlling interest in joint ventures	(5,245,913)	5,245,913	-
Total profit of the period	1,161,971,125	-	1,161,971,125

Depreciation and amortization (2)	144,884,357	(11,108,406)	133,775,951

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated statement of financial position as of March 31, 2015 (restated)	Segment information	Assets and liabilities from interest in joint ventures	Consolidated Statements of financial position
Assets	30,449,733,283	(1,300,124,175)	29,149,609,108
Liabilities	21,884,782,136	(1,116,371,280)	20,768,410,856

Additional consolidated information as of March 31, 2015 (restated)	Segment information	Increases in property, plant and equipment from interest in joint ventures	Note 10
Increases in property, plant and equipment	920,193,309	(25,499,165)	894,694,144

NOTE 27: RELATED PARTIES´ TRANSACTIONS

a)    Sales of goods and services

	03.31.2016	03.31.2015
Joint ventures
Transener	2,544,422	2,958,954
	-	-
Other related parties
TGS	57,913,248	19,087,427
CYCSA	390,000	298,872
	60,847,670	22,345,253

Corresponds to gas sale, advisory services in technical assistance for the operation, maintenance and management of the transport system of high-voltage electricity.

b)    Purchases of goods and services

	03.31.2016	03.31.2015
Joint ventures
Transener	(607,888)	(645,544)
SACME	(8,528,668)	(7,152,979)

Other related parties
TGS	(1,128,859)	(696,284)
Origenes Vida	(579,218)	-
	(10,844,633)	(8,494,807)

Corresponds to maintenance, operation and monitoring of the system for transmitting electricity.

c)     Fees for services

	03.31.2016	03.31.2015
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(6,999,859)	(20,000)
	(6,999,859)	(20,000)

Corresponds to fees for legal advice.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

d)    Other operating expenses

	03.31.2016	03.31.2015
Other related parties
Fundation	(3,500,000)	(1,183,000)
	(3,500,000)	(1,183,000)

Corresponds to donations.

e)     Financial expenses

	03.31.2016	03.31.2015
Other related parties
PYSSA	(13,449)	(21,207)
TGS	-	(3,766,290)
Orígenes Retiro	(44,780,100)	(10,729,112)
	(44,793,549)	(14,516,609)

Corresponds mainly to interest on loans received.

f)      Capital Subscription

	03.31.2016	03.31.2015
Joint ventures
Citelec	-	475,000
	-	475,000

g)    Dividends

	03.31.2016	03.31.2015
Other related parties
CIESA	4,000,000	-
	4,000,000	-

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

h)    Balances with related parties:

As of March 31, 2016	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	4,902,851	-	-
SACME	-	7,437,219	761,090
Other related parties:
CYCSA	471,900	-	-
Grupo EMES	-	-	8,757
Ultracore	-	-	2,335,068
TGS	31,250,674	-	-
	36,625,425	7,437,219	3,104,915

As of March 31, 2016	Trade payables	Others payables	Borrowings
	Current	Current	Non Current	Current
Joint ventures:
Transener	475,328	-	-	-
SACME	-	2,919,514	-	-
Other related parties:
TGS	440,243	-	-	-
PYSSA	204	-	-	-
Orígenes Retiro	-	-	35,381,571	166,722,174
Fundation	-	2,500,000	-	-
Grupo EMES	-	16,767	-	-
	915,775	5,436,281	35,381,571	166,722,174

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

As of December 31, 2015	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	5,832,549	-	-
SACME	-	7,064,978	661,802
Other related parties:
CYCSA	471,900	-	6,406,202
PYSSA	-	-	7,510
Fundation	-	-	300,000
Grupo EMES	-	-	8,757
Ultracore	-	-	2,071,475
TGS	426,410	-	5,270,322
	6,730,859	7,064,978	14,726,068

As of December 31, 2015	Trade payables	Others payables	Borrowings
	Current	Current	Non Current	Current
Joint ventures:
Transener	1,513,486	-	-	-
SACME	-	3,446,742	-	-
Other related parties:
CYCSA	-	116,595,124	-	-
Grupo EMES	-	16,767	-	-
Orígenes Retiro	-	-	21,092,258	179,600,083
TGS	343,439	-	-	-
UTE Apache	-	4,622,080	-	-
	1,856,925	124,680,713	21,092,258	179,600,083

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: FINANCIAL INSTRUMENTS

The following chart shows the Company’s financial assets and liabilities measured at fair value and classified according to their hierarchy as of March 31, 2016 and December 31, 2015.

As of March 31, 2016	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Corporate securities	757,499	-	-	757,499
Government securities	1,727,293,113	-	-	1,727,293,113
Shares	172	-	70,630	70,802
Investment funds	2,189,589,880	-	-	2,189,589,880
Cash and cash equivalents
Investment funds	141,377,514	-	-	141,377,514
Derivative financial instruments	-	18,222,590	-	18,222,590
Other receivables
Investment funds as collateral	119,873,402	-	-	119,873,402
Assets classified as held for sale	-	2,768,535,709	-	2,768,535,709
Total assets	4,178,891,580	2,786,758,299	70,630	6,965,720,509

As of December 31, 2015	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Corporate securities	13,428,727	-	-	13,428,727
Government securities	1,590,353,006	-	-	1,590,353,006
Shares	175	-	70,630	70,805
Trust	-	2,554,544,826	-	2,554,544,826
Investment funds	2,500,804,849	-	-	2,500,804,849
Cash and cash equivalents
Investment funds	93,487,871	-	-	93,487,871
Derivative financial instruments	-	197,150	-	197,150
Other receivables
Investment funds as collateral	268,738,961	-	-	268,738,961
Total assets	4,466,813,589	2,554,741,976	70,630	7,021,626,195

Liabilities
Derivative financial instruments	-	18,081,410	-	18,081,410
Total liabilities	-	18,081,410	-	18,081,410

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: (Continuation)

The techniques used for the measurement of assets at fair value with changes in profits/ losses, classified as Level 2, are detailed below:

- Trusts/ Assets classified as held for sale: it was determined based on the fair value measurement of the underlying, which amounts to 40% of CIESA’s shares. To determine this value, a measurement of the fair value of CIESA’s main assets and liabilities was performed. CIESA’s main asset is its stake in TGS interest, which has been measured at the value of this company’s American Depositary Receipt. CIESA’s main liability is its financial debt, which has been measured at its book value, and does not significantly differ from its market value.

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the period or their sale date, and the prices at the time of agreement.

NOTE 29: ASSETS AND LIABILITIES IN FOREIGN CURRENCY

	Type	Amount of foreign currency	Exchange rate (1)	Total 03.31.2016	Total 12.31.2015

ASSETS

NON CURRENT ASSETS
Other receivables
Third parties	U$S	85,703	14.600	1,251,265	1,108,998
Total non current assets				1,251,265	1,108,998

CURRENT ASSETS

Financial assets at fair value through profit and loss	U$S	89,356,975	14.600	1,304,611,809	1,233,587,761
Trade and other receivables
Related parties	U$S	2,036,904	14.650	29,840,644	7,138,953
Third parties	U$S	9,828,605	14.600	143,497,628	320,316,983
	EUR	517,045	16.608	8,586,839	140,909
	CHF	-	15.279	-	514,916
	U$	3,516	0.460	1,617	7,528
Cash and cash equivalents	U$S	45,791,431	14.600	668,554,897	374,564,573
	EUR	11,969	16.608	198,775	181,342
	U$	731,714	0.460	336,558	65,670
Total current assets				2,155,628,767	1,936,518,635
Total assets				2,156,880,032	1,937,627,633

LIABILITIES

NON CURRENT LIABILITIES

Borrowings
Related parties	U$S	982,004	14.650	14,386,358	13,111,615
Third parties	U$S	215,332,501	14.700	3,165,387,758	2,799,538,870
Total non current liabilities				3,179,774,116	2,812,650,485

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

	Type	Amount of foreign currency	Exchange rate (1)	Total 03.31.2016	Total 12.31.2015

CURRENT LIABILITIES

Trade and other payables
Third parties	U$S	87,580,068	14.700	1,287,426,995	958,687,995
	EUR	1,833,673	16.758	30,728,690	24,067,178
	CHF	147,256	15.285	2,252,062	396,733
	NOK	68,200	1.788	121,944	101,464
	U$	26,452	0.460	12,167	10,936
Borrowings
Related parties	U$S	7,059	14.650	103,410	130,776
Third parties	U$S	28,652,366	14.700	421,190,135	311,531,217
Salaries and social security payable
Third parties	U$	1,547,344	0.460	711,714	391,304

Total current liabilities				1,742,547,117	1,295,317,603
Total liabilities				4,922,321,233	4,107,968,088

(1) The Exchange rates used correspond to March 31, 2016 rates published by Banco Nación for U.S. dollars (US$), euros (EUR), sterling pounds (£), Swiss francs (CHF), Norwegian kroner (NOK), pound sterling (£) and Uruguayan pesos (U$). For balances with related parties, the average exchange rate was used.

NOTE 30: CONTINGENCIES

As of the issuance date of these unaudited condensed interim financial statements, there are no significant changes regarding the situation disclosed by the Company as of December 31, 2015 with the exception of the following:

30.1 CTLL

Legal action for breaches of the joint venture made up of Isolux Corsan Argentina S.A. and Tecna Estudios y Proyectos de Ingeniería S.A. (jointly, “the Contractor”)

Regarding the Agreement executed by the parties on December 3, 2015 setting forth the form and the conditions for the cancellation of the outstanding balance by the Contractor in favor of CTLL, the Contractor breached the terms and conditions for the cancellation of each of the installments and, therefore, CTLL initiated proceedings for the enforcement of the amount owed under the Agreement before the Courts of Spain. As at the date of these Condensed Interim Financial Statements, CTLL has collected the whole amount owed under the Agreement, plus interest and expenses for a final amount of US$ 15.7 million.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 30: (Continuation)

Claim for the recognition of Gas Plus costs

In September 2015, CAMMESA informed CTLL that, pursuant to SE Resolution No. 529/14, as from the termination of the first automatic renewal of the natural gas supply agreements in force as at that date (January 2016), it would cease recognizing: (i) any other automatic renewal of such contracts, (ii) costs associated with the acquisition of Gas Plus (including the 10% contemplated under the Master Agreement).

Therefore, on September 3, 2015 and January 1, 2016, CTLL declared a force majeure on the agreements for the acquisition of natural gas with Pan American Energy LLC Argentina and PEPASA, respectively, which resulted in the suspension of CTLL's obligations under both agreements. Additionally, claims against CAMMESA were filed regarding both agreements.

In the absence of a reply by the former SE, on November 13, 2015 CTLL submitted an administrative claim prior to the filing of a complaint to reverse CAMMESA's decision and, relatedly, to seek a redress for the damages sustained by CTLL. As at the issuance hereof, this claim is pending resolution.

NOTE 31: ECONOMIC AND FINANCIAL SITUATION OF GENERATION, TRANSMISSION AND DISTRIBUTION SEGMENTS

31.1 Generation

HIDISA and HINISA

During the fiscal years ended December 31, 2015 and 2014, HIDISA and HINISA have disclosed negative gross and operating results. This situation is mainly attributable to the negative impact that SE Resolution No. 95/13 (as amended by SE Resolutions No. 529/14 and No. 482/15) has had on these subsidiaries' remuneration as from the commercial transaction corresponding to the month of November 2013.

On March 30, 2016, SE Resolution No. 22/16 was published in the Official Bulletin, which abrogated Schedules I, II, III, IV, V, VI and VII of SE Resolution No. 482/15 (which in turn amended SE Resolutions No. 95/13 and 529/14) and provided for a retroactive updating —as from the economic transactions for the month of February, 2016— of the remuneration values for fixed costs (120%), variable costs (40%) and maintenance works (100%).

Even though the granted tariff increases have helped to alleviate the negative impact of the remuneration scheme implemented pursuant to SE Resolution No. 95/13 (later updated by SE Resolution No. 529/14 of May 20, 2014 and SE Resolution No. 482/15 of July 10, 2015) on HIDISA and HINISA's economic and financial situation, repeated claims submitted by HIDISA and HINISA through different presentations to CAMMESA and the SE requesting a tariff update more in line with their technical and operating structures have not been addressed.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

CPB

As of March 31, 2016, CPB recorded negative working capital for a total amount of $ 345.4 million. Under the Borrowings, CPB registered funding with related parties for $ 291.8 million to be partially refinanced through the financing of Major Maintenance disbursements to be received from CAMMESA.

Also, while the cancellation of the loan is subject to the ability to generate excess cash, the financial burden could exceed operating results, and consequently affect the financial position of CPB.

31.2 Distribution

In fiscal year 2015, Edenor recorded positive operating and net results, thus reversing its negative economic and financial situation of the last years. This improvement has been achieved as a consequence of the issuance by the SE on March 13, 2015 of Resolution No. 32/15, which addressed the need for the adjustment of the distribution companies’ resources and considered that the adoption of urgent and temporary measures were necessary in order to maintain the normal provision of the public service, object of the concession.

In spite of the deterioration of the economic and financial equation over the last years, Edenor has been able to reasonably maintain the quality of the electricity distribution service and satisfy the constant year-on-year increase in the demand for electricity that has accompanied the economic growth and the rise in the standard of living. The imbalance of the business equation was caused by the delay in the compliance with certain obligations under the Adjustment Agreement, especially with regard to both the recognition of the semiannual rate adjustments resulting from the MMC, and the carrying out of the RTI, mitigated by the adoption of certain temporary measures. In this regard, Edenor has absorbed the higher costs associated with the provision of the service and complied with the execution of the investment plan and the carrying out of the essential operation and maintenance works that are necessary to maintain the provision of the public service in a satisfactory manner in terms of quality and safety.

Taking into account the above-described situation, on December 16, 2015, the Executive Power issued Executive Order No. 134, which declared the state of emergency in the country’s electricity sector and authorized the MEyM to implement a plan of action for the generation, transmission and distribution of electricity at national level and guarantee the provision of the electricity public service under adequate economic and technical conditions.

As part of the measures aimed at the restructuring of the electricity sector, in January 2016, the MEyM issued Resolutions No. 6 and 7 and the ENRE its Resolution No. 1, pursuant to which a new electricity rate system was implemented aimed not only to improve the distribution companies’ revenue in order for them to be able to make investments and carry out network maintenance and expansion works, but also to reflect the approved new generation cost. This new electricity rate system protects those sectors that cannot afford the full cost of the service through the creation of a “Social Tariff”, and is accompanied by a program aimed at reducing the consumption of electricity, also provides for the billing of electricity consumption on a monthly basis in order to soften the impact of the increases on customers.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

At the same time, the aforementioned Resolution No. 7 instructs the ENRE to take all the necessary steps to conclude the RTI before December 31, 2016. In this regard, on April 1, 2016, the ENRE issued Resolution No. 55/2016 which approves the program for the Review of the distribution tariff for the current year and establishes the criteria and methodologies for both the process and the compensation and penalty system (Note 2).

Despite these advances, as of March 31, 2016, Edenor continues to record a working capital deficit of $1.5 billion, which includes the amount owed to CAMMESA for $3 billion plus interest accrued as of March 31, 2016, in respect of which Edenor has submitted a proposal of payment based on its available and projected cash flows, and subject to certain conditions being met, such as the approval of a new electricity rate schedule resulting from the completion of the RTI process and the absence of precautionary measures that could prevent its application. As of the date of issuance of these financial statements, CAMMESA’s reply has not yet been received.

Under this scenario, Edenor Board of Directors is assessing the sufficiency of the financial resources granted to cover the operation costs, the investment plans and debt interest payments, as well as the impact of the different variables that affect Edenor’s business, such as behavior of the demand, losses, delinquency, penalties and service quality, among others.

NOTE 32: PROJECTS FOR DEVELOPMENT AND EXPLOITATION OF HYDROCARBONS

Major developments in the investment projects described below occurred for PEPASA during this period and until the date of issuance of these unaudited condensed interim financial statements.

Investment Agreement with YPF for the “Rincón del Mangrullo” Area

As of March 31, 2016, production under this agreement reaches approximately 4 million m3/day (50% of which correspond to PEPASA), which is marketed through gas supply agreements with different clients at an average price of US$ 3.6/MMBTU. It should be pointed out that during the month of March, surface facilities were commissioned for service, with which the separation and production capacity is expected to increase to 5 million m3/day.

As of the closing of these Condensed Interim Financial Statements, the whole gas volume retroactively recognized as at January 1, 2015 pursuant to the Second Addendum to the Agreement with YPF for 63.7 million m3 has been compensated, which represented a total income of approximately $ 114 million for PEPASA.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 33: ASSETS CLASSIFIED AS HELD FOR SALE

Exclusivity agreement for the sale of interests in TGS

On April 22, 2016, the Company agreed with Harz Energy, a subsidiary of the Neuss Group, a 45-day exclusivity period to complete the sale of the Company's shareholding and rights in TGS held indirectly through a trust having 40% of CIESA's capital stock (Note 28) and its additional 10% direct interest in such company (Note 9).

In consideration of this exclusivity period, Harz Energy has paid to the Company the amount of US$ 3 million to be discounted from the purchase price which, should the operation be completed, would amount to US$ 250 million.

The main types of assets, included within "holding and others" segment,  making up the assets held for sale are the following:

	03.31.2016	12.31.2015

Financial assets at fair value through profit and loss	2,768,535,709	-
Investments in associates	116,584,115
Total assets classified as held for sale	2,885,119,824	-

NOTE 34: SUBSEQUENT EVENTS

Acquisition of Petrobras Argentina S.A.’s Capital Stock

Petróleo Brasileiro S.A. and the Company (the “Parties”) have concluded the negotiation of the main terms and conditions for the acquisition by the Company of the whole capital stock of Petrobras Argentina S.A. (“Petrobras Argentina”) held by Petrobras Participaciones S.L., which represents 67.2% of Petrobras Argentina’s capital stock and voting rights.

The base price for the transaction amounts to US$ 892 million (which represents a value of US$ 1,327 million for 100% of Petrobras Argentina's capital stock).

Additionally, the Parties agreed that Petróleo Brasileiro S.A. or one of its affiliates will have: (i) a 33.6 % interest in the concession granted in the Río Neuquén area, where important investments will be made to increase production; and (ii) 100% of Colpa Caranda's assets, in Bolivia, once the requirements set forth by Bolivian regulations have been met.

On May 12, 2016, the final terms and conditions of the agreement have been approved by the Company´s Board of Directors and Petróleo Brasileiro S.A.´s Board of Directors. On May 13, 2016, the parties signed the Share Purchase Agreement (the “SPA”). In accordance with terms and conditions of the SPA, the Company has deposited 20% of the base price in an escrow account on Citigroup Citibank, NA . The funds deposited amounts to US$ 178.4 million.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

On May 20, 2016, the Board of Directors of the Company has decided to promote a mandatory tender offer in cash and a voluntary exchange offer (to exchange shares of Petrobras Argentina for the Company's shares), targeted to all shareholders of Petrobras Argentina, subject mainly to the closing of the indirect acquisition of 67.1933% of the capital stock and votes of Petrobras Argentina.

Likewise, the Board of Directors has approved to call for an Ordinary and Extraordinary General Shareholders' Meeting to be held on June 22, 2016, in order to consider, among other considerations, a capital increase for up to $320 million.

General Ordinary and Extraordinary Shareholders’ Meeting

On April 29, 2016, the Company’s General Ordinary Shareholders’ Meeting approved the allocation of earnings for the fiscal year ended December 31, 2015, which amounted to $ 3,065.1 million, as follows: $ 153.3 million to the legal reserve, and $ 2,911.8 million to an the voluntary reserve.

Acquisition of Greenwind – Wind Power Project

On April 18, 2016, CTLL acquired 100% of Greenwind's capital stock and equity for an amount of US$ 2.1 million. Greenwind is a corporation organized in Argentina the main objective of which is the development of the “Corti” wind power project, which consists of the installation of a 100 MW capacity park in Bahía Blanca, Province of Buenos Aires. Greenwind holds the right of usufruct over a 1,500-hectare plot of land where wind measurements have been taken during the last four years.

PEPASA's VCPs Global Program

On April 20, 2016, PEPASA issued Series 14 VCPs for a face value of $ 295.8 million, accruing interest at the Badlar rate plus a 5.9% spread and maturing on April 15, 2017. Interest will be payable on a quarterly basis.

NOTE 35: SUBSEQUENT EVENTS UPDATE AS OF JULY 26, 2016

Generation regulatory framework

SE Resolution No. 21/16: Call to companies interested in offering new generation capacity

Pampa’s subsidiaries presented 4 different projects, however only one was awarded. The project awarded consists on the expansion of CTLL’s power plant generation capacity by the installation of a new GE MW LMS100 aero-derivative gas-fired turbine generator with a gross capacity of 105 MW by August 2017. The estimated cost of the project is US$ 90 million plus VAT. CTLL has executed the agreements with the relevant contractors for the execution on the works and the future maintenance of such unit.

Additionally, CTTL entered into power purchase agreement with CAMMESA to sell CAMMESA the corresponding capacity and generated energy for a period of 10 (ten) years from the project’s commercial operations date.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: (Continuation)

Wind Power Projects

On May 17, 2016, CTLL acquired 100% of the capital stock and shares of Parques Eólicos del Fin del Mundo S.A. (“PEFM”), for an amount of US$ 0.67 million. PEFM is a company incorporated under the laws of Argentina whose purpose is to develop an eolic project named “PARQUE EOLICO DE LA BAHIA” which will consist of a wind farm with a 50MW capacity, located in Bahía Blanca, Province of Buenos Aires. For such purpose, PEFM has a legal right of use and profit from the 500 hectare and a wind measurement for a 4 year period.

Major maintenances

CPB´s unit TV29 was released for commercial operation in June 2016, after completion of the necessary tests and trials following the repair of the excitation transformer.

New Generation Project. 2014 Thermal Generation Availability Increase Agreement

In relation to the execution of the CTLL 2014 Expansion Project to expand the generation capacity of CTLL by 120 MW, on July 15, 2016, the commercial operation of the new aero-derivative gas-fired turbine generator (105 MW) started. As of the date of issuance hereof, CTLL is negotiating with CAMMESA the WEM Supply Agreement under SE Resolution N° 220/2007.

Distribution regulatory framework

ENRE Resolution 347/12 - Fund for Electric Power Distribution Expansion and Consolidation Works (FOCEDE)

According to the provisions of Resolution ENRE No. 2/16, on the discontinuation of the FOCEDE trust, on June 23, 2016 Edenor received $ 86.3 million pesos as reimbursement for the sums transferred to FOCEDE. At the date of issuance of these unaudited condensed interim financial statements, consequently Edenor proceeded to the final settlement of that trust.

Edenor’s Precautionary measures

As from May 2016 and until the date of issuance of these restated financial statements, Edenor has been notified by several courts from the Province of Buenos Aires of precautionary measures requested by different customers, both individual and districts (Private Hospital de la Merced S.A., Municipio de La Matanza,  Club Atlético 3 de Febrero, Club Ferrocarril Mitre Deportivo Social y Cultural, Sociedad Alemana de Gimnasia de Villa Ballester, Club Social y Deportivo Las Heras, Club Sportivo San Andrés, Cooperativa de Trabajo 19 de Diciembre, San Martín, Pilar and Escobar Municipality’s inhabitants), which all together represent more than 30% of Edenor’s sales, ordering the suspension of the tariff increase provided by Resolutions No. 6/2016 and 7/2016 of the Energy and Mining Ministry and Resolution No. 1/2016 of the ENRE, retroactively to the date such resolutions entered in force (February 2016).

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: (Continuation)

These measures (except for the one covering all the Province of Buenos Aires discussed in the paragraph below) required Edenor to refrain from invoicing with the tariff increase, and to return any amounts of the increases already collected, through a credit on the customers’ accounts. Edenor complied with the courts’ resolutions and started to re-issue the invoices based on previous tariff scheme, crediting amounts collected in addition to those tariffs in each client account. The estimated impact of complying with these resolutions at March 31, 2016 and June 30, 2016 amounts to approximately $ 402 million and $1,470 million, respectively in revenues. The incremental cost related to those revenues are of an estimated amount of $ 229 and $ 681 million, respectively.

Also, on July 15, 2016 Edenor has been notified by the ENRE of the issuance by the Second Division of the Federal Court of the City of La Plata, instructing the suspension of the aforementioned tariff increase, applicable to the Province of Buenos Aires. In this case, the resolution from the Court suspends application of the Resolutions mentioned above for a period of three months as from the date of issuance of the injunction, but it does not establish the retroactive application of such suspension.

Edenor has requested the intervening courts to give notice to CAMMESA of the suspension of the resolutions mentioned above, so as to avoid CAMMESA to continue invoicing the energy being purchased by Edenor, and affected by the precautionary measures, with the increased seasonal price established by Resolution 6/2016 of the Ministry of Energy and Mining. Furthermore, Edenor has itself given notice to CAMMESA of such situation.

Edenor has taken all steps within its reach from a judicial standpoint in order to revert this situation and while it awaits courts definitions, it is evaluating its consequences and any further actions to be taken.

Due to these judicial resolutions the Executive Branch, who initially established the tariff increases, requested the Supreme Court of Justice to address the matter and decide on the legality, correspondence and applicability of tariff increases.

Application of Resolutions 6 and 7 of the Ministry of Energy and Mining, and 1/2016 of the ENRE, as of March 31, 2016 and June 30, 2016 purport additional revenue to Edenor for an estimated amount of $ 1,974 million and $ 4,898 million, respectively. They also gave place to additional costs (for energy received from CAMMESA) for an estimated amount of $ 820 million and $ 2,204 million. Should the Supreme Court declare these Resolutions null and void, such amounts represent the maximum effect in the financial statements as of June 30, 2016.

Notwithstanding the foregoing, in case such resolutions are declared null and void, Edenor understands that the former scheme of Resolution SE No. 32 would re-enter into force, since it was abrogated by Resolution 7, which is now being questioned. In such case the National Government should restart granting assistance to Edenor to pay for its obligations until a new tariff increase is established.

At this moment, it is not possible to estimate the final outcome of this situation. In any case, Edenor continues to prepare its financial statements on a going concern basis, as it believes that, until this situation is solved, the government will not require Edenor to pay CAMMESA for the electricity sold, and will also provide funding to Edenor to settle other liabilities (such as salaries) through the Resolution SE No. 32 or a similar regime.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: (Continuation)

Borrowings

PEPASA

On May 27, 2016, under the Rincón del Mangrullo block investment agreement, PEPASA and YPF agreed that YPF will pay PEPASA´s investments and expenses up to U$S 28 million, and that this debt will accrue a 5% fixed rate. PEPASA will cancel principal and interests before November 27, 2016.

On June 10, 2016, PEPASA entered into a commercial loan agreement with Banco Santander Río S.A. in an amount up to US$ 120 million, which may be drawn down in one or more drawings during the 45-day period following the date of the loan agreement. The loan issued an interest rate equal to 7.5 % and a maturity of 18 months.

On June 27, 2016, PEPASA issued Ps. 403.3 million of Series 8 Corporate Bonds at a variable interest rate equal to the BADLAR rate plus 4%, and a maturity of 12 months.

Edenor

On July 12, 2016 Edenor proceeded to redeem the Corporate Bonds due on 2017. The outstanding amount redeemed was US dollars 14.76 million, 100 % of its nominal value with accrued interest of $ 0.40 million.

Natural Gas Surplus Injection Promotion Program (the “Program”)

On May 20, 2016, Decree No. 704/16 authorized the issuance of U.S. Dollar-denominated bonds issued by the Argentine government (BONAR 2020) for the cancellation of debt outstanding under the Program as of December 31, 2015.  This decree establishes certain restrictions on the transferability of such bonds until December 2017 (monthly 3%) and requires certain information on a monthly basis.

On June 9, 2016, PEPASA submitted a letter accepting payment of $ 455.5 million, the compensation owed to us through December 2015, with US$ 29.5 million BONAR 2020 bonds.

Sale of interests in TGS

The exclusivity period agreed with Harz Energy, has expired without having finalized the sale of the stock of shares and rights, indirectly owned by the Company in TGS, which implied / resulted in a loss by Grupo Neuss of the compensation paid of US$ 3 million.

On 18 July, 2016 the Company entered into an agreement with Grupo Inversor Petroquímica S.L. (part of Grupo GIP, controlled by the Sielecki family), WST S.A. and PCT L.L.C. (part of Grupo Werthein) (jointly hereafter the “Buyers”) for the sale of the capital stock and rights (the “Transaction”) indirectly owned by the Company in TGS. The base price was established, subject to certain adjustments, in the amount of US$ 241 million.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: (Continuation)

On 19 de July, 2016 the Buyers paid to the Company the amount of US$ 8 million as part of the purchase price. An additional payment of US$ 153 million shall be paid at the closing of the transaction for the acquisition of Petrobras Argentina S.A. and the remainder US$ 80 million shall be paid on or before February 15, 2017 with a 5% annual interest.

Acquisition of Petrobras Participaciones S.L.

Petrobras Brazil and the Company (the “Parties”) have concluded the negotiations of the main terms and conditions to acquire all of the shares of Petrobras Participaciones S.L., the company which owns 67.1933% of Petrobras Argentina’s capital stock and voting rights and certain intercompany indebtedness of Petrobras Participaciones S.L. (“the Transaction”).

On May 12, 2016, the final terms and conditions of the agreement have been approved by the Company´s Board of Directors and Petrobras Brazil´s Board of Directors. On May 13, 2016, the parties signed the Share Purchase Agreement (the “SPA”). In accordance with terms and conditions of the SPA, the Company has deposited 20% of the base price (US$ 178.4 million) in an escrow account on Citigroup Citibank, NA.

The Company will acquire all of the shares of Petrobras Participaciones S.L., upon satisfaction of the conditions precedent for closing of the Transaction.

(i)         The base price of the Transaction is US$ 892 million (representing a value of US $1,327 million for 100% of the shares of Petrobras Argentina). The base price is subject to adjustments that have been agreed among the parties and that the Company believe not to be material.

(ii)       The Company will fund the final Transaction price with a combination of the following: (i) own resources using (a) cash at hand of up to US$ 220 million and (b) up to US$ 250 million  from the sale of interests in TGS, which sale shall be completed prior to Closing of the Transaction; (ii) bank financing of up to US$ 700 million; (iii) private financing of up to US$ 225 million; and (iv) financing to be provided by a vehicle controlled by the controlling shareholders of the Company of up to US$ 50 million.

(iii)      In addition, Pampa's board of directors approved that, subject to the approval of the board of Petrobras Argentina, an affiliate of Petrobrás Brazil shall acquire from Petrobras Argentina, after closing of the Transaction, 33.6% of the rights and obligations of the Río Neuquén concession area, and the assets related to such interests, as well as 100% of the rights and obligations under the Operating Agreement entered into by Petrobras Argentina – Bolivian Branch and Yacimientos Petrolíferos Fiscales Bolivianos, in relation to the Colpa and Caranda areas in Bolivia, subject to government approvals in Bolivia, for the net amount of US$ 52 million.

(iv)     YPF S.A. shall acquire the remaining 33.33% of Río Neuquén concession area and 100% of Aguada de la Arena participating interest for US$ 140 million

Cash tender offer and an exchange tender offer

On May 20, 2016 the Board of Directors of the Company decided to launch a mandatory cash tender offer (the “Cash Tender Offer”), in accordance with the provisions of the Argentine capital markets law and the regulations of the CNV relating to mandatory tender offers in case of change of control and indirect acquisition; and simultaneously a voluntary exchange tender offer (the “Exchange Offer” and together with the Cash Offer, the “Offer”), directed to all shareholders in possession of ordinary Class “B”, capital and voting stock with a nominal value of one Argentine peso (Ps. 1) each and one vote per share, currently issued and in circulation of Petrobras Argentina.

NOTES TO THE RESTATED UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: (Continuation)

The Board of Directors has therefore: (i) approved the public Cash Tender Offer and Exchange Offer, which is subject to the closing of the Transaction and the granting of all necessary approvals by the CNV, (ii) fixed the offer price of the Cash Tender Offer in US$ 0,6574 per share of Petrobras Argentina, subject to certain price adjustments contained in the Transaction agreements; (iii) fix the exchange ratio for the Exchange Offer as the average weighted price of the Company’s shares during the 5 days prior to the opening of the period for the receipt of acceptance of offers divided by the price per share of Petrobras Argentina set for the Cash Tender Offer and will allow, if so decided by Company´s Shareholders Meeting, the Board of Directors to determine an adjustment factor of more or less 10%; (iv) approved to hold an Ordinary and Extraordinary General Shareholders Meeting to consider, among others, a capital increase for up to Ps. 320 million, that will represent a 15.87% of the Company’s capital stock and votes after the capital increase is perfected and the issuance of shares of Pampa in relation to the Exchange Offer as well as with the suspension of the preferred subscription rights and the amendment of the Company’s corporate purpose.

On June 22, 2016, the General Ordinary and Extraordinary Shareholders’ Meeting of the Company resolved to approve all the decisions submitted for approval by the abovementioned Board of Directors.

The Company is currently evaluating the possibility of, upon Closing of the Transaction and all the relevant corporate and regulatory approvals, merging the Company with Petrobras Argentina, being the Company the surviving entity. For this purpose, the abovementioned Shareholders’ Meeting of the Company resolved to amend Section 4 of the Company´s Corporate Bylaws referred to the corporate purpose with the purpose of including the main activities of the company to merge.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of

Pampa Energía Sociedad Anónima (Pampa Energía S.A.)

We have reviewed the accompanying unaudited consolidated condensed interim statement of financial position of Pampa Energía S.A. and its subsidiaries as of March 31, 2016, and the related unaudited consolidated condensed interim statement of comprehensive income (loss) for the three-month periods ended March 31, 2016 and 2015 and the unaudited consolidated condensed interim statement of cash flows for the three month periods ended March 31, 2016 and 2015.  These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

As discussed in Note 1 to the unaudited consolidated condensed interim financial statements, the Company has restated its consolidated statements of cash flows for the three month periods ended March 31, 2016 and 2015 to correct a misstatement.

Based on our review, we are not aware of any material modifications that should be made to the accompanying unaudited consolidated condensed interim financial statements for them to be in conformity with International Accounting Standard 34 “Interim Financial Reporting”, as issued by the International Accounting Standard Board.

Autonomous City of Buenos Aires, July 26, 2016.

/S/ PRICE WATERHOUSE & CO. S.R.L. (Partner)

R. Sergio Cravero